Exhibit 99(c)6

                                                                    Confidential
================================================================================

                                U.S. TIMBERLANDS

      Presentation to the Independent Committee of the Board of Directors

                                November 20, 2001

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

Table of Contents
================================================================================

            1.    Situation Overview

            2.    Overview of U.S. Timberlands

            3.    Strategic Process

            4.    Valuation

            5.    Appendix

                  A.    Klamath Projections / Financials

                  B.    Yakima Projections / Financials

                  C.    Discounted Cash Flow Analysis

                  D.    Cash Distribution Valuation Analysis

                  E.    Comparable Companies Analysis

                  F.    Comparable Transactions Analysis

                  G.    Appraisal Valuation

                  H.    Minority Close-out Analysis

                  I.    WACC Analysis


                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                              ---------------------

                               Situation Overview

                              ---------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Recent Developments - Revised Offer
================================================================================

o On November 8, 2001, U.S. Timberlands, L.P. (the "Company") issued a revised offer to buy back all of the outstanding common units not held by the Company's management or affiliates (collectively, "Senior Management")

o Under the revised offer, the Company aims to tender for 50% of the 7.9 MM publicly held common units for cash at $3.75 per unit and convert the remaining common units into Company issued 7% subordinated notes (the "Revised Offer")

      o The Revised Offer comes following a prior offer made by the Company on May 10, 2001 to tender for 39% of the 7.9 MM publicly held common units for cash at $7.75 per unit and convert the remaining units into Company issued 9 5/8% subordinated notes (the "Initial Offer")

o     The Revised Offer is valued substantially below the Initial Offer; if all
      7.9 MM publicly held common units tender, the notional values of the two offers compare as follows:

                        Revised Offer (11/8/01)    Initial Offer (5/10/01)
                        -------------------------  -----------------------
                         Per Unit      Aggregate     Per Unit   Aggregate
                        ----------     ---------   ----------  -----------
Cash                     $1.875        $ 14.7        $3.05        $24.0
Notional Debt (par)      $1.875        $ 14.7        $4.70        $36.9
  Total                  $ 3.75        $ 29.4        $7.75        $60.9
% Reduction                                48%
Pre-announcement
  Share Price            $ 2.30                      $6.92
Premium (notional)           63%                        12%





o The issued debt likely would be valued substantially below par (40% to 60%) due to its deep subordination, especially given the Company's holding company structure following the proposed acquisition (see Reorganization discussion)

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Recent Developments - Internal Fairness Committee Meeting
================================================================================

o On August 1, 2001, DrKW held an internal fairness committee meeting to discuss the Initial Offer based on the Company projections received and financial due diligence performed to date; the preliminary observations were:

      o Actual value of offer below DrKW valuation range, especially given that the 9 5/8% subordinated notes offered would trade at a deep discount to par (at the time expected at 60% to 70% of par)

      o The Company would have difficulty servicing interest on the offered 9 5/8% subordinated notes

      o     The Company should raise cash component of overall offer

o On August 2, 2001, DrKW met with the Independent Committee of the Company's Board of Directors to discuss the preliminary observations

o Since that meeting, the Company generated a revised set of projections ("Company Projections"), which were delivered to DrKW on October 10, 2001; they compare as follows

      o Net realized prices on log sales are meaningfully lower (25% to 35% in 2003-2005)

      o Overall harvest volumes are 15% to 25% higher; though 70% to 90% higher due to the transfer of timberlands from Klamath to the Company's intermediate subsidiary (U.S. Timberlands Yakima L.L.C.) which is primarily responsible for servicing interest on the offered subordinated notes

      o     Capex and operating expenses materially unchanged

o Objective for the current Internal Fairness Committee meeting is to consider the Company's Revised Offer under the current economic circumstances and revised Company Projections

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Comparison of Klamath Falls Projections
================================================================================

                  [The following information was depicted as a
                       bar chart in the printed material]

                          Annual Harvest Volume (MMBF)
                         Company Projections, July 2001

                         2001        2002     2003      2004      2005
                         ----        ----     ----      ----      ----
Log Sales                162         152      135       125       120

                          Annual Harvest Volume (MMBF)
                       Company Projections, October 2001

                         2001E        2002E     2003E      2004E      2005E
                         -----        -----     -----      -----      -----
Log Sales                  92           79        54        100        100
Timber Deed Sales         135           80        79         34         25
                         ----         ----      ----       ----       ----
Total                     227          159       133        134        125

--------------------------------------------------------------------------------
% Change        40.1%         4.6%          -1.5%         7.2%           4.2%
--------------------------------------------------------------------------------

                      Company Projections, July 2001 ($MM)

                         2001        2002     2003      2004      2005
                         ----        ----     ----      ----      ----
Revenue Net of Log
  and Haul Costs         37.6        39.1     42.9      46.6      45.0
EBITDDA                  27.2        28.7     32.6      36.4      34.8

                    Company Projections, October 2001 ($MM)

                         2001        2002     2003      2004      2005
                         ----        ----     ----      ----      ----
Revenue Net of Log
  and Haul Costs         35.1        35.2     34.4      33.2      36.7
EBITDDA                  24.3        26.7     26.0      24.8      28.3

--------------------------------------------------------------------------------
Net Revenue % Change     -6.6%      -10.0%   -19.8%    -28.8%    -18.4%
EBITDDA % Change        -10.7%       -7.0%   -20.0%    -31.9%    -18.7%
--------------------------------------------------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Comparison of Yakima Projections
================================================================================

                  [The following information was depicted as a
                       bar chart in the printed material]

                          Annual Harvest Volume (MMBF)
                         Company Projections, July 2001

                         2001E        2002E     2003E      2004E      2005E
                         -----        -----     -----      -----      -----
Core Timberland
  Operations(1)          38.4         32.5      32.5       32.5       15.5

                          Annual Harvest Volume (MMBF)
                       Company Projections, October 2001

                         2001E        2002E     2003E      2004E      2005E
                         -----        -----     -----      -----      -----
Core Timberland
  Operations(1)          26.2         36.6      40.2       41.3       20.2
Camp 6                    7.7         20.0      20.9       19.7       20.1
                          ---         ----      ----       ----       ----
Total                    33.9         56.6      61.1       61.1       40.3
                         ====         ====      ====       ====       ====

--------------------------------------------------------------------------------
% Change        -11.7%        73.8%         88.0%        88.0%          160.0%
--------------------------------------------------------------------------------

                      Company Projections, July 2001 ($MM)

                         2001        2002     2003      2004      2005
                         ----        ----     ----      ----      ----
Revenue Net of Log
  and Haul Costs          8.8         6.5      7.8      10.0       8.3
EBITDDA                   6.5         4.4      5.7       7.9       6.2

                    Company Projections, October 2001 ($MM)

                         2001        2002     2003      2004      2005
                         ----        ----     ----      ----      ----
Revenue Net of Log
  and Haul Costs          7.9        11.0     14.1      14.7      13.3
EBITDDA                   5.9         8.4     11.5      12.0      10.6

--------------------------------------------------------------------------------
Net Revenue % Change             -10.2%     70.2%      82.3%     46.9%    61.2%
EBITDDA % Change                  -9.7%     91.6%     102.5%     51.6%    71.0%
--------------------------------------------------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Unit Price Since Initial Offer Announcement
--------------------------------------------------------------------------------

                  [The following information was depicted as a
                      graph chart in the printed material]

                                             Volume
                                Close         (000)
                                -----        ------
                5/10/2001        6.92         51.3
                 6/6/2001        5.39         49.6
                 7/2/2001        5.85         18.2
                7/27/2001         5.5         25.4
                8/22/2001        4.94         32.7
                9/24/2001           3         22.4
               10/18/2001         2.6         11.9
               11/13/2001      2.1505         49.8

     1    5/10/01:   Announces Initial Offer

     2    6/18/01:   Announces receipt of financing commitment

     3    8/17/01:   DrKW meets with Independent Committee re: Initial Offer

     4    8/17/01:   Reports 2Q01 net loss of $0.66 per unit compared to net
                     income of $0.39 per unit in 2000

     5    9/19/01:   S&P downgrade of Klamath Notes to B from B+

     6    11/8/01:   Announces Revised Offer

     7   11/19/01:   Reports 3Q01 net loss of $0.66 per unit compared to a net
                     loss of $0.41 per unit in 3Q00

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Assignment & Background
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware master limited partnership holding company

      o Primarily all of the Company's earnings are generated by its 99% owned operating subsidiary, U.S. Timberlands Klamath Falls, L.L.C. ("Klamath")

o     The Company has two classes of equity outstanding

      o Common units: 9.6 MM outstanding - 19% (1.8 MM) owned by the Senior Management

      o     Subordinated units: 3.2 MM outstanding - 100% owned by Senior
            Management

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance unitholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

      o     No specific buyout terms announced

o On November 9, 2000, the Company's Board of Directors formed an independent committee (the "Independent Committee") to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of the Initial Offer and announced that it would suspend its cash distributions indefinitely

      o Public tender for approximately 39% of the 7.9MM common units not held by Senior Management for $7.75 per share in cash (3.1MM units) and conversion of the remaining 4.8 MM common units into 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007

      o The Company also contemplated consolidating its affiliates into a single holding company structure simultaneously upon completion of the Initial Offer (see Reorganization discussion)

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o On June 7, 2001, the Independent Committee retained Dresdner Kleinwort Wasserstein, Inc. ("DrKW") as financial advisor to assist in evaluating the Offer

o     On August 1, 2001, DrKW held an internal Fairness Committee meeting

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Offer

o On September 19, 2001, Standard & Poor's lowered its rating on the 9 5/8% Senior Notes issued by Klamath due 2007 to B from B+

      o Downgrade results from a significant deterioration in merchantable timber volume at Klamath due primarily to aggressive harvest levels and transfers of property to Klamath's affiliate (Yakima)

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised forecast and internal valuation analysis

o     On November 8, 2001, the Company announced its Revised Offer

      o As with the Initial Offer, the Company intends to consolidate its affiliates into a single holding company structure simultaneously upon completion of the revised offer (see Reorganization discussion)

o On November, 12, 2001, DrKW held an internal Fairness Committee meeting to discuss the Revised Offer

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Overview of Revised Offer
================================================================================

Offer Terms(1):               o     Cash: $1.875

                              o     Debt: $1.875 (par value) of the 7.00%
                                    redeemable Senior Subordinated Notes issued by U.S. Timberlands, L.P. due 2008 (the "Holdco Subordinated Notes")

                              o In aggregate, $14.7 MM in cash and $14.7MM in Holdco Subordinated Notes

                                    -     Cash component financed with draw on
                                          existing credit facility

Tender Offer                  o     Public tender by an acquisition company of
Structure:                          50% of the 7.9MM outstanding common units
                                    not held by Senior Management for $3.75 per unit in cash followed by the merger of the acquisition company with and into the Company with the conversion of the remaining common units into the right to receive the Holdco Subordinated Notes

Terms of
Subordinated                  o     Issuer: Company (U.S. Timberlands, L.P. or
Notes:                              "Holdco")

                              o Rank: Unsecured senior subordinated notes structurally subordinated to all existing debt at the Company and its affiliates (see Reorganization discussion)

                              o     Maturity: Seven years

                              o Interest: 7.00% per annum, payable in cash semi-annually in arrears

                              o     Redemption: Any time

                              o Sinking fund: 10% of then existing principal per annum deposited in sinking fund or proceeds used to repurchase outstanding Holdco Subordinated Notes

------
(1) Assumes that all public unitholders tender their units and are treated equally.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Conditions / Other:           o     Approval of the Offer by the Independent
                                    Committee

                              o Senior Management expected to conduct a consent solicitation to amend the Klamath Notes indenture in connection with the Initial Offer

                                    -     However, unclear whether consent
                                          solicitation still will be a condition
                                          since Klamath, under the revised
                                          Company Projections, has reduced
                                          cashflows

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Proposed Reorganization
================================================================================

o Simultaneous with the buyout, the Company would be reorganized to own 100% of Klamath and 100% of U.S. Timberlands Yakima, LLC ("Yakima"), which is currently 49% owned by the Company (and in which Klamath owns a preferred interest)

o As a result, the Holdco Subordinated Notes would be structurally subordinated to all debt incurred or existing at Klamath and Yakima

      o Two levels subordinated to the $225 MM 9 5/8% Senior Notes due 2007 issued by Klamath (the "Klamath Notes"), which currently trade at 65.0% to par (implied YTM @ 19.9%)

      o One level subordinated to $95 MM debt at Yakima (which includes $20 MM of debt to be incurred in connection with the buyout)

o The indenture governing the Klamath Notes prohibits any cash distributions to common and subordinated unitholders if EBITDDA does not equal or exceed 1.75x interest expense of $21.7 MM, or approximately $38 MM

      o Based on the Company Projections, Klamath will not generate enough EBITDDA necessary to make cash distributions for most of the forecast period

      o A majority vote of the bondholders would be necessary to amend the indenture of the Klamath Notes

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Proposed Transaction - Offer & Reorganization
================================================================================

                        Existing Structure (9/30/01)                                     Proposed Structure
                        ----------------------------                          -----------------------------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |   3.2 MM units               9.7 MM units                                    --------
                |              \                                               $14.7 MM-------COMPANY/
                |               \                                             Sub. Notes       Holdco
                |               -------                                                       --------
                51%  -----------COMPANY                                     Potential Rating:     -- 100%
                |    |          -------                                         Caa1/CCC+         |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $95 MM            YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                     |             --------
                |    |              |  ---|                                     |                 |
                |    |          -------                                        /                  | 100%
                |    |          KLAMATH-------------$225 MM      Distribution /                   |
                |    |            LLC              Sr. Notes     Restrictions                     =
                |    |          -------            19.9% YTM      Reduced     \                   |
                |    |             |             Rating: B2/B                  \                  |
                |    |             |                                            |                 |
                |    |             |                                            |                 ----------
                |    |             |                                        $225 MM                KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |Preferred                                                     ---------
                ------             |
   $75 MM       YAKIMA             |
     Loan--------LLC----------------
                ------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Financing Commitment / Credit Facility
================================================================================

o The $14.7 MM cash tender would be financed by a loan provided by DG Bank (wrap guaranteed by MBIA) to Yakima

      o DG bank provided Yakima with a $95 MM credit facility on September 14, 2001, of which $75 MM has been drawn

      o The remainder would be drawn in connection with the proposed buyout and/or used for Yakima working capital

o The DG / MBIA credit facility is secured by a mortgage on all of Yakima's timber stock and timberlands as well as Yakima's 100% interest in Klamath (under the proposed structure)

      o The loan, however, cannot exceed 75% of the appraised value of Yakima's timberland properties

      o Timberlands are valued regularly (once per year by an independent appraiser) and subject to diminution based on timber prices and harvest and growth rates

o Before any distributions can be made by Yakima to the Company, a schedule of priority payments must be made, which include repayment of all interest and any principal owed on the Yakima loan, any guaranty fees owed on the loan and other costs required to service the timberland properties

o Principal on DG / MBIA Credit Facility set to be amortized beginning after three years

      o Principal owed between years 4 through 12 ($9.6 MM per year); though Senior Management expects to defer amortization until year 12

o Interest coverage ratio on consolidated basis (Yakima and Klamath) required to be greater than 1.3x otherwise the DG / MBIA credit facility goes into default

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Overview of Management's Proposal ($ in millions, except per unit data)
================================================================================

o The Offer is being made for the 7.9 MM common units outstanding and not already owned by Senior Management

o DrKW expects the Holdco Subordinated Notes issued in exchange for the common units to trade substantially below par

-----------------------------------------------------------------------------------------------------------------------------
                         Implied Market Capitalization  of Initial Offer and Premium Comparison
-----------------------------------------------------------------------------------------------------------------------------
Nominal Offer Price                                $  3.75      $  3.75      $  3.75      $  3.75      $  3.75      $  3.75
% of Par on Subordinated Notes (1)                     100%          80%          70%          60%          50%          40%
Actual Offer Price                                 $  3.75      $  3.38      $  3.19      $  3.00      $  2.81      $  2.63
Total Units Outstanding(2)                            12.9         12.9         12.9         12.9         12.9         12.9
                                                   -------      -------      -------      -------      -------      -------
Implied Equity Market Value                        $  48.2      $  43.4      $  41.0      $  38.6      $  36.2      $  33.8
Plus: Net Debt as of 9/30/01                         222.8        222.8        222.8        222.8        222.8        222.8
                                                   -------      -------      -------      -------      -------      -------
Implied Adjusted Market Value                      $ 271.0      $ 266.2      $ 263.7      $ 261.3      $ 258.9      $ 256.5

Premium of Actual Offer Price to:
Current Price, 11/19/01 ($2.02)                       85.6%        67.1%        57.8%        48.5%        39.2%        30.0%
Pre-Announcement Price, 11/08/01 ($2.30)              63.0%        46.7%        38.6%        30.4%        22.3%        14.1%
30-Day Average ($2.63)                                42.6%        28.3%        21.2%        14.1%         6.9%        (0.2%)
First Special Committee Meeting, 8/2/01 ($5.60)      (33.0%)      (39.7%)      (43.1%)      (46.4%)      (49.8%)      (53.1%)
Announcement of Offer Terms, 5/10/01 ($6.92)         (45.8%)      (51.2%)      (53.9%)      (56.6%)      (59.4%)      (62.1%)
Initial Announcement, 11/2/01 ($8.50)                (55.9%)      (60.3%)      (62.5%)      (64.7%)      (66.9%)      (69.1%)
-----------------------------------------------------------------------------------------------------------------------------

                     Transaction                                          Book
                     Multiples @   EBITDDA     $ / MBF      $ / Acre     Value
                     -----------   -------     -------      --------     -----
LTM                                  7.6x        $149         $404        1.3x
2001E                  $3.75        11.1x         N/A          N/A        1.5x
2002E                               10.4x         N/A          N/A        3.3x

LTM                                  7.4x        $144         $390        1.0x
2001E                  $3.00        10.8x         N/A          N/A        1.2x
2002E                               10.1x         N/A          N/A        2.6x

                     Transaction                                          Book
                     Multiples @   EBITDDA     $ / MBF      $ / Acre     Value
                     -----------   -------     -------      --------     -----

                                     7.3x        $143         $386        1.0x
                       $2.81        10.7x         N/A          N/A        1.1x
                                    10.0x         N/A          N/A        2.5x

                                     7.2x        $141         $383        0.9x
                       $2.63        10.6x         N/A          N/A        1.0x
                                     9.9x         N/A          N/A        2.3x

----------
(1) The outstanding Klamath Notes ($225MM 9 5/8% Senior Notes due 2007), which are senior to the Holdco Subordinated Notes, currently trade at 65.0% of par with an implied YTM of 19.9%.

(2) 0.8MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Valuation Summary
================================================================================

Valuation Methodology

                  [The following information was depicted as a
                      graph chart in the printed material]

52-week low/high unit price                      $1.85        $6.78       $8.63
Minority Close-out                               $3.01        $4.06       $7.07
Appraised Valuation                              $3.34        $2.80       $6.14
Comparable Acquisition                           $3.09        $4.38       $7.47
Comparable companies                             $3.47        $3.78       $7.25
Dividend Valuation                               $8.46        $2.05      $10.51
Discounted Cash Flow (Klameter Falls only)       $2.73        $3.40       $6.13

----------
Note: 11/8/01 Unit price = $2.30; current price at $2.02 (11/19/01). (1) Actual appraisal based on 12/31/00 MBG appraisals at $8.94 per unit; appraisal based value range based on 10%-20% discount on Timberland's appraisals.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

DrKW Work Process
================================================================================

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o The Initial Offer from Senior Management was received by the Independent Committee on May 10, 2001. The Independent Committee held an organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Independent Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the Initial Offer

o     DrKW met with Senior Management and commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the Initial Offer, particularly with respect to the offered 9 5/8% subordinated notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for

o Yakima On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On August 9, 2001, DrKW met with Senior Management to confirm the extent of limitations imposed by the Klamath Notes Indenture on harvest rates at Klamath

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised timber forecasts and internal valuation analysis

o DrKW received revised financial projections for both Klamath Falls and Yakima from the Company during the week of October 8, 2001

o On October 11, 2001, DrKW met with Senior Management to review the revised financial projections and discuss the Company's timber forecast assumptions

o On October 18, 2001, DrKW met with George Hornig, a director of the Company, to further discuss the financial projections and special committee process

o On November 8, 2001, the Company informed DrKW of its intention to announce a Revised Offer

o At the close of business on November 8, 2001, the Company publicly announced its Revised Offer

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure - Summary
================================================================================

o     Nominal value of Revised Offer at low-end of DrKW valuation range

      o Actual valuation below DrKW valuation range given that Holdco Subordinated Notes are likely to trade at a deep discount to par (40% to 60%)

o Difficult for Company to make interest payments on the Holdco Subordinated Notes if timber price recovery falls short of Company forecasts and especially if the distribution restrictions in the Klamath indenture are not modified

o Difficult for Company to pay principal on the Holdco Subordinated Notes due in 2008

o If timber price recovery is meaningfully less than Company forecasts, then Klamath could default on the $225 MM Klamath Notes since very limited capacity exists to raise harvests due to indenture restrictions

o     Senior Management does not inject any new capital as a part of the Revised
      Offer

DrKW Analysis

o Analyzed the financial results and cash flows at Klamath and Holdco level under the proposed structure

      o Used Company Projections for delivered log prices and performed sensitivity analysis assuming that the Klamath indenture remains unchanged and that the Klamath indenture is modified through a consent solicitation

      o Used RISI (an independent industry research organization) trend forecasts for stumpage prices (as applied to delivered log prices) and performed sensitivity analysis assuming that the Klamath indenture remains unchanged and that the Klamath indenture is modified through a consent solicitation

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure - Company Projections ($ in millions)
================================================================================

                --------------                       ---------
                    $14.7MM                           COMPANY
                    Sub. Notes
                --------------                       ---------
              7.00%                                      |  100%
              Potential Rating: Caa1/CCC+                |
                                                         |
                                                         |
  Ditribution   --------------                       ---------
  Restrictions     $95MM                               YAKIMA
  Reduced           Loan                                LLC
                --------------                       ---------
              Coupon CP + 60 bps                         |  100%
              Ins. 1.80%                                 |
                                                         |
                                                         |
                --------------                       ---------
                    $225MM                            KLAMATH
                    Sr. Notes                           LLC
                --------------                       ---------
              9 5/8% coupon = $21.7MM
              19.9% YTM
              Rating: B2/B

                                              2002        2003         2004
                                              ----        ----         ----
Cash from Klam. / Yak                         (3.1)        7.9          7.1
Payouts on Notes / Revolver(1)                (2.6)       (2.4)        (2.0)
                                             -----       -----        -----
Cash for Distribution to                      (5.7)        5.5          5.1
Current Insiders

Stand-alone EBITDDA                            8.4        11.5         12.0
Interest and Fee                              (5.4)       (5.9)        (6.1)
Capex                                         (0.4)       (0.2)        (0.1)
Contrib. to Reserve(2)                        (7.6)        0.0          0.0
                                             -----       -----        -----
Stand-alone Cash Flow                         (5.0)        5.4          5.8

Cash from Klamath                              1.9(4)      2.5          1.3

EBITDDA                                       26.7        26.0         24.8
Interest                                     (22.2)      (22.2)       (22.2)
Capex                                         (1.4)       (1.4)        (1.4)
Consent Fee (3)                                2.3         0.0          0.0
                                             -----       -----        -----
Cash Flow                                      0.9         2.5          1.3

----------
(1)   Includes sinking fund payments.

(2) $7.6 MM additional cash reserve needed by 2002 at Yakima for an interest reserve account under the DG/MBIA credit facility. Company expects to use $4.3 MM cash held in escrow at Yakima and $2.0 MM cash on hand to partially fund reserve.

(3) The Company expects to conduct a consent solicitation on the Klamath Notes to allow for some amount of cash distributions to Yakima.

(4)   Includes $1MM carryover from 2001.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure ($ in millions)
================================================================================

                                                         -----------------------------------------------------------------
                                                                                     FYE 12/31
                                                         -----------------------------------------------------------------
                                                         2002E       2003E       2004E       2005E       2006E       2007E
                                                         -----       -----       -----       -----       -----       -----
                                                         -----------------------------------------------------------------
                Interest Due on Subordinated Notes      $  1.0      $  0.9      $  0.8      $  0.7      $  0.6      $  0.6
                Sinking Fund                            $  1.5      $  1.3      $  1.2      $  1.1      $  1.0      $  0.9
                                                        ------      ------      ------      ------      ------      ------
                Total                                   $  2.5      $  2.2      $  2.0      $  1.8      $  1.6      $  1.4
                                                         -----------------------------------------------------------------

                                                                                 Available Cash Flow
                                                         -----------------------------------------------------------------
Revision        Company Projections
                Avail to Holdco (post-Yakima expenses)    (3.1)(2)     7.9         7.1         9.3         8.6         8.7
to Klamath      Cash shortfall at Klamath(1)                --          --          --          --          --          --

                RISI Trend Forecasts
Indenture       Avail to Holdco (post-Yakima expenses)    (7.9)(2)     2.6         8.2         4.0         0.5         0.6
                Cash shortfall at Klamath(1)              10.3         8.8          --         0.9          --          --

No Revision     Company Projections
                Avail to Holdco (post-Yakima expenses)    (5.0)(2)     5.4         5.8         4.4         0.6        12.9
to Klamath      Cash shortfall at Klamath(1)                --          --          --          --          --          --

                RISI Trend Forecasts
Indenture       Avail to Holdco (post-Yakima expenses)    (7.9)(2)     2.6         8.2         4.0         0.5         0.6
                Cash shortfall at Klamath(1)               7.8         8.3          --         0.2          --          --

Delivered Log   Company Projections                      362.6       401.6       389.4       432.0       462.4       471.7
Prices          RISI Trend Forecasts                     291.5       336.7       427.7       409.5       438.3       447.1

----------
(1) Assumes cash shortfalls at Klamath met through draw on assumed Klamath Revolver. Unclear whether Klamath can successfully put in place revolver facility, given indenture restrictions. If revolver unavailable, then Klamath would be in default on Klamath Notes.

(2) Shortfall due to cash reserve requirement at Yakima; however, Company expects to use cash held in escrow and cash on hand at Yakima to partially fund shortfall.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Holdco Subordinated Notes Likely Valued Substantially Below Par

o The outstanding Klamath Notes ($225 MM 9 5/8% Senior Notes due 2007) trade at 65.0% of par with a 19.9% YTM and B2/B rating

      o The Holdco Subordinated Notes issued by the Company will be structurally subordinate by two levels to the Klamath Notes

      o At $14.7 MM face value, the Holdco Subordinated Notes likely would be illiquid and difficult for the holders to sell

o DrKW is of the view that the Holdco Subordinated Notes would have a YTM of 18% to 25%

      o Yield estimates based on yields expected by mezzanine financing if Holdco / Yakima were to be acquired in an LBO

      o Given the terms of the Holdco Subordinated Notes, this implies valuations in the range of 40% to 60%

      o In a summary valuation of the Revised Offer by A.G. Edwards (11/9/01), the Holdco Subordinated Notes are valued at 40% of par

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Difficult to make interest/principal payments on the Holdco Subordinated Notes

Klamath Indenture Restrictions on Distributions

o Unless the Klamath Indenture is modified, no cash distributions could be made from Klamath to Yakima and to the parent Company to service interest on the Holdco Subordinated Notes under the Company Projections

o The indenture governing the Klamath Notes prohibits cash distributions unless a 1.75x interest coverage requirement is met (EBITDDA/Interest > 1.75)

      o Given the $21.7 MM interest owed on the Klamath Notes, the threshold EBITDDA requirement is $38 MM--which is more than the EBITDDA Senior Management expects Klamath to generate throughout the entire forecast period ending 2007

      o Even with the repurchase of the Klamath Notes with free cashflows at Klamath, the 1.75x interest coverage would not be met until 2007

o     Senior   Management   has  indicated   that  it  intends  to  negotiate  a
      modification of the Klamath indenture with the bondholders; though, no definitive conclusions have been reached

      o An amendment of the interest coverage covenant in the indenture is estimated to cost approximately 1.00% of the face value of the Klamath Notes

      o     Majority  approval  required  to  amend  Klamath   indenture--Senior
            Management estimates that top five bondholders own 62% of the principal amount

      o Bondholders have little incentive to approve an amendment which would impair the creditworthiness of Klamath

      o Klamath Notes cannot be redeemed prior to November 15, 2002, after which date the Notes can be redeemed at 104 13/16% declining to 100% at 11/15/05

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Limited Cashflows at Yakima

o If the recovery in timber prices falls short of the Company Projections, then Yakima may not generate enough cashflows to cover the interest and sinking fund payments due on the Holdco Subordinated Notes

      o Management has informed DrKW that it can increase its harvests by 5 MMBF per annum to raise its cashflows--though this may deteriorate timberlands value and trigger call on DG / MBIA credit facility

o $95 MM DG Loan cannot exceed 75% of underlying Yakima timber and timberlands

      o Potential to call on at least a portion of the loan (default) if timber and timberlands valuation drop due to deteriorating price environment or harvesting above a sustainable yield

o Principal repayments on the DG / MBIA credit facility are presently scheduled to begin at the end of year 4

      o Company Projections assume the principal amortization date is deferred to Year 12, and so does not consider potential cashflow issues related to an early pay down

      o Senior Management has indicated that it can successfully negotiate to defer the amortization start date to year 12

o Yakima required to contribute $7.6 MM by 2002 to interest reserve account pursuant to terms of DG Bank / MBIA credit facility

      o Senior Management expects to withdraw $4.3 MM currently held in escrow at Yakima (for coverage of other reserve accounts under the same credit facility) to partially fund interest reserve

      o However, $4.3 MM withdrawal not certain - depends on ability of Company to obtain LC to cover other reserve accounts

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Limited Ability For Increasing Harvest Rates at Klamath to Avoid Default on Klamath Notes

o If timber price recovery is meaningfully less than as set forth in the Company Projections, then Klamath could default on the $225 MM Klamath Notes

o This is because very little capacity exists under the Klamath indenture for Klamath to increase its annual harvests beyond the current projected amounts in the face of adverse timber prices

      o The indenture requires that the average harvest rate at Klamath not exceed more than 150 MMBF per year over any five year period

      o However, because of past harvests (especially in 2000 through 2001), Klamath cannot harvest much more than is set in the Company Projections (159 MMBF in 2002, 133 MMBF in 2003)

o Unlikely to obtain indenture modification to allow for higher harvest rates since Klamath Noteholders would be unwilling to devalue underlying assets for the benefit of equity holders

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Company Projections / Indenture Revision ($ in millions)
================================================================================

                                                          -------------------------------------------------------------------
                                                                                        FYE 12/31
                                                          -------------------------------------------------------------------
                                                          2001E     2002E      2003E      2004E     2005E     2006E     2007E
                                                          -----     -----      -----      -----     -----     -----     -----
Parent Co  Cash Flow Available from Yakima / Klamath                ($3.1)    $  7.9     $  7.1    $  9.3    $  8.6    $  8.7
           Less: Interest due on Notes @ 7.00%                        1.0        0.9        0.8       0.7       0.6       0.6
           Less: Interest due on Revolver @ 6.40%                     0.2        0.2        0.0       0.0       0.0       0.0
           Less: Principal to Sinking Fund                            1.5        1.3        1.2       1.1       1.0       0.9
                                                                   ------     ------     ------    ------    ------    ------
           Cash Flow                                                 (5.7)       5.5        5.1       7.5       7.0       7.3
           Subordinated Notes                                        13.3       11.9       10.7       9.7       8.7       7.8
           Yakima / Parent Revolver                                   5.7        0.3        0.0       0.0       0.0       0.0
                                                                   ------     ------     ------    ------    ------    ------
           Total Debt                                                20.5       13.5       11.9      10.7       9.7       8.7
           Total Consolidated Debt / EBITDDA                          9.7x       8.9x       9.0x      8.5x      8.5x      8.2x
           EBITDDA / Total Consolidated Interest                      1.3x       1.4x       1.4x      1.5x      1.5x      1.5x

Yakima     EBITDDA                                         5.9        8.4       11.5       12.0      10.6       6.8       6.9
           Less: Interest & Fees                           4.1        5.4        5.9        6.1       6.1       6.1       6.1
           Less: Capex                                     0.4        0.4        0.2        0.1       0.1       0.1       0.1
           Less: Contribution to Reserve
             (10% of Loan Amount)                          1.9        7.6        0.0        0.0       0.0       0.0       0.0
                                                        ------     ------     ------     ------    ------    ------    ------
           Cash Flow                                      (0.5)      (5.0)       5.4        5.8       4.4       0.6       0.7
           Yakima Debt                                    95.0       95.0       95.0       95.0      95.0      95.0      95.0

Klamath    EBITDDA                                        24.3       26.7       26.0       24.8      28.3      32.1      33.2
           Less: Interest Expense on Klamath Notes        21.7       21.7       21.7       21.7      21.7      21.7      21.7
           Less: Interest on Wk Cap./Revolver              0.3        0.5        0.5        0.5       0.5       0.5       0.5
           Less: 1.0% Consent Solicitation Fee             0.0        2.3        0.0        0.0       0.0       0.0       0.0
           Less: Capex                                     1.4        1.4        1.4        1.4       1.4       1.4       1.4
                                                        ------     ------     ------     ------    ------    ------    ------
           Cash Flow at Klamath                            1.0        0.9        2.5        1.3       4.8       8.6       9.7
           Financing: Revolver/Klamath Notes               0.0        0.0        0.0        0.0       0.0       0.0       0.0
           Post-Financing Cash Flows                       1.0        1.9        2.5        1.3       4.8       8.6       9.7
           Cash Flow Available to Yakima                              1.9        2.5        1.3       4.8       8.0       8.0
           Revolver Ending Balance                                    0.0        0.0        0.0       0.0       0.0       0.0
           Ending Klamath Notes Debt                                225.0      225.0      225.0     225.0     225.0     225.0
           Fixed Coverage Ratio                                      1.32x      1.30x      1.25x     1.41x     1.59x     1.65x
           Debt / EBITDDA                                             8.6x       8.8x       9.3x      8.1x      7.2x      6.9x

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

RISI Trend Forecasts / Indenture Revision ($ in millions)
================================================================================

                                                           ----------------------------------------------------------------
                                                                                       FYE 12/31
                                                           ----------------------------------------------------------------
                                                           2001E     2002E    2003E      2004E     2005E    2006E     2007E
                                                           -----     -----    -----      -----     -----    -----     -----
Parent Co  Cash Flow Available from Yakima / Klamath                 ($7.9)  $   2.6   $   8.2   $   4.0   $   0.5   $  0.6
           Less: Interest due on Notes @ 7.00%                         1.0       0.9       0.8       0.7       0.6      0.6
           Less: Interest due on Revolver @ 6.40%                      0.3       0.7       0.5       0.3       0.3      0.3
           Less: Principal to Sinking Fund                             1.5       1.3       1.2       1.1       1.0      0.9
                                                                    ------    ------    ------    ------    ------   ------
           Cash Flow                                                 (10.7)     (0.3)      5.7       1.9      (1.4)    (1.1)
           Subordinated Notes                                         13.3      11.9      10.7       9.7       8.7      7.8
           Yakima / Parent Revolver                                   10.7      11.0       5.3       3.3       4.7      5.9
                                                                    ------    ------    ------    ------    ------   ------
           Total Debt                                                 25.5      24.3      17.2      14.1      14.4     14.6

           Total Consolidated Debt / EBITDDA                          16.5x     13.2x      7.6x      9.3x      9.3x     9.1x
           EBITDDA / Total Consolidated Interest                       0.8x      1.0x      1.7x      1.3x      1.4x     1.4x

Yakima     EBITDDA                                           5.9       5.5       8.7      14.4      10.2       6.7      6.8
           Less: Interest & Fees                             4.1       5.4       5.9       6.1       6.1       6.1      6.1
           Less: Capex                                       0.4       0.4       0.2       0.1       0.1       0.1      0.1
           Less: Contribution to Reserve
             (10% of Loan Amount)                            1.9       7.6       0.0       0.0       0.0       0.0      0.0
                                                          ------    ------    ------    ------    ------    ------   ------
           Cash Flow                                        (0.5)     (7.9)      2.6       8.2       4.0       0.5      0.6
           Yakima Debt                                      95.0      95.0      95.0      95.0      95.0      95.0     95.0

Klamath    EBITDDA                                          24.3      15.4      17.4      29.9      25.5      29.1     30.1
           Less: Interest Expense on Klamath Notes          21.7      21.7      21.7      21.7      21.7      21.7     21.7
           Less: Interest on Wk Cap./Revolver                0.3       1.4       3.1       3.6       3.4       3.2      2.6
           Less: 1.0% Consent Solicitation Fee               0.0       2.3       0.0       0.0       0.0       0.0      0.0
           Less: Capex                                       1.4       1.4       1.4       1.4       1.4       1.4      1.4
                                                          ------    ------    ------    ------    ------    ------   ------
           Cash Flow at Klamath                              1.0     (11.3)     (8.8)      3.3      (0.9)      2.8      4.5
           Financing: Revolver/Klamath Notes                 0.0      10.3       8.8      (3.3)      0.9      (2.8)    (4.5)
           Post-Financing Cash Flows                         1.0       0.0      (0.0)     (0.0)     (0.0)     (0.0)    (0.0)
           Cash Flow Available to Yakima                               0.0      (0.0)     (0.0)     (0.0)     (0.0)    (0.0)
           Revolver Ending Balance                                    10.3      19.1      15.8      16.7      13.9      9.4
           Ending Klamath Notes Debt                                 225.0     225.0     225.0     225.0     225.0    225.0
           Fixed Coverage Ratio                                       0.80x     0.90x     1.48x     1.28x     1.45x    1.51x
           Debt / EBITDDA                                             15.6x     14.3x     8.2x      9.7x      8.4x      8.0x

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Company Projections / No Indenture Revision ($ in millions)
================================================================================

                                                            -----------------------------------------------------------------
                                                                                       FYE 12/31
                                                            -----------------------------------------------------------------
                                                            2001E      2002E    2003E    2004E     2005E     2006E      2007E
                                                            -----      -----    -----    -----     -----     -----      -----
Parent Co  Cash Flow Available from Yakima / Klamath                  ($5.0)  $   5.4   $   5.8   $   4.4   $   0.6   $  12.9
           Less: Interest due on Notes @ 7.00%                          1.0       0.9       0.8       0.7       0.6       0.6
           Less: Interest due on Revolver @ 6.40%                       0.2       0.4       0.2       0.0       0.0       0.0
           Less: Principal to Sinking Fund                              1.5       1.3       1.2       1.1       1.0       0.9
                                                                     ------    ------    ------    ------    ------    ------
           Cash Flow                                                   (7.7)      2.8       3.7       2.6      (1.0)     11.5
           Subordinated Notes                                          13.3      11.9      10.7       9.7       8.7       7.8
           Yakima / Parent Revolver                                     7.7       5.0       1.3       0.0       1.0       0.0
                                                                     ------    ------    ------    ------    ------    ------
           Total Debt                                                  22.5      18.2      13.3      10.7      10.7       8.7
           Total Consolidated Debt / EBITDDA                            9.6x      8.8x      8.8x      8.1x      7.8x      7.5x
           EBITDDA / Total Consolidated Interest                        1.4x      1.4x      1.4x      1.6x      1.6x      1.7x

Yakima     EBITDDA                                           5.9        8.4      11.5      12.0      10.6       6.8       6.9
           Less: Interest & Fees                             4.1        5.4       5.9       6.1       6.1       6.1       6.1
           Less: Capex                                       0.4        0.4       0.2       0.1       0.1       0.1       0.1
           Less: Contribution to Reserve
             (10% of Loan Amount)                            1.9        7.6       0.0       0.0       0.0       0.0       0.0
                                                          ------     ------    ------    ------    ------    ------    ------
           Cash Flow                                        (0.5)      (5.0)      5.4       5.8       4.4       0.6       0.7
           Yakima Debt                                      95.0       95.0      95.0      95.0      95.0      95.0      95.0

Klamath    EBITDDA                                          24.3       26.7      26.0      24.8      28.3      32.1      33.2
           Less: Interest Expense on Klamath Notes          21.7       21.4      21.1      20.8      20.4      19.6      19.1
           Less: Interest on Wk Cap./Revolver                0.3        0.5       0.5       0.5       0.5       0.5       0.5
           Less: 1.0% Consent Solicitation Fee               0.0        0.0       0.0       0.0       0.0       0.0       0.0
           Less: Capex                                       1.4        1.4       1.4       1.4       1.4       1.4       1.4
                                                          ------     ------    ------    ------    ------    ------    ------
           Cash Flow at Klamath                              1.0        3.4       3.1       2.1       6.0      10.6      12.2
           Financing: Revolver/Klamath Notes                 0.0       (4.4)     (3.1)     (2.1)     (6.0)    (10.6)      0.0
           Post-Financing Cash Flows                         1.0        0.0       0.0       0.0       0.0       0.0      12.2
           Cash Flow Available to Yakima                                0.0       0.0       0.0       0.0       0.0      12.2
           Revolver Ending Balance                                      0.0       0.0       0.0       0.0       0.0       0.0
           Ending Klamath Notes Debt                                  220.6     217.5     215.4     209.4     198.8     198.8
           Fixed Coverage Ratio                                        1.34x     1.33x     1.29x     1.50x     1.76x     1.87x
           Debt / EBITDDA                                               8.5x      8.5x      8.9x      7.6x      6.3x      6.1x

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

RISI Trend Forecasts / No Indenture Revision ($ in millions)
================================================================================

                                                              ----------------------------------------------------------------
                                                                                         FYE 12/31
                                                              ----------------------------------------------------------------
                                                              2001E      2002E    2003E     2004E     2005E    2006E    2007E
                                                              -----      -----    -----     -----     -----    -----    -----
Parent Co  Cash Flow Available from Yakima / Klamath                    ($7.9)  $   2.6   $   8.2   $   4.0   $   0.5   $  0.6
           Less: Interest due on Notes @ 7.00%                            1.0       0.9       0.8       0.7       0.6      0.6
           Less: Interest due on Revolver @ 6.40%                         0.3       0.7       0.5       0.3       0.3      0.3
           Less: Principal to Sinking Fund                                1.5       1.3       1.2       1.1       1.0      0.9
                                                                       ------    ------    ------    ------    ------    -----
           Cash Flow                                                    (10.7)     (0.3)      5.7       1.9      (1.4)    (1.1)
           Subordinated Notes                                            13.3      11.9      10.7       9.7       8.7      7.8
           Yakima / Parent Revolver                                      10.7      11.0       5.3       3.3       4.7      5.9
                                                                       ------    ------    ------    ------    ------    -----
           Total Debt                                                    25.5      24.3      17.2      14.1      14.4     14.6
           Total Consolidated Debt / EBITDDA                             16.5x     13.2x      7.6x      9.3x      9.3x     9.1x
           EBITDDA / Total Consolidated Interest                          0.8x      1.0x      1.7x      1.3x      1.4x     1.4x

Yakima     EBITDDA                                             5.9        5.5       8.7      14.4      10.2       6.7      6.8
           Less: Interest & Fees                               4.1        5.4       5.9       6.1       6.1       6.1      6.1
           Less: Capex                                         0.4        0.4       0.2       0.1       0.1       0.1      0.1
           Less: Contribution to Reserve
             (10% of Loan Amount)                              1.9        7.6       0.0       0.0       0.0       0.0      0.0
                                                            ------     ------    ------    ------    ------    ------    -----
           Cash Flow                                          (0.5)      (7.9)      2.6       8.2       4.0       0.5      0.6
           Yakima Debt                                        95.0       95.0      95.0      95.0      95.0      95.0     95.0

Klamath    EBITDDA                                            24.3       15.4      17.4      29.9      25.5      29.1     30.1
           Less: Interest Expense on Klamath Notes            21.7       21.7      21.7      21.7      21.7      21.7     21.7
           Less: Interest on Wk Cap./Revolver                  0.3        1.2       2.6       3.0       2.7       2.4      1.6
           Less: 1.0% Consent Solicitation Fee                 0.0        0.0       0.0       0.0       0.0       0.0      0.0
           Less: Capex                                         1.4        1.4       1.4       1.4       1.4       1.4      1.4
                                                            ------     ------    ------    ------    ------    ------    -----
           Cash Flow at Klamath                                1.0       (8.9)     (8.3)      3.9      (0.2)      3.7      5.5
           Financing: Revolver/Klamath Notes                   0.0        7.8       8.3      (3.9)      0.2      (3.7)    (5.5)
           Post-Financing Cash Flows                           1.0        0.0       0.0       0.0       0.0       0.0      0.0
           Cash Flow Available to Yakima                                  0.0       0.0       0.0       0.0       0.0      0.0
           Revolver Ending Balance                                        7.8      16.1      12.2      12.5       8.8      3.3
           Ending Klamath Notes Debt                                    225.0     225.0     225.0     225.0     225.0      225.0
           Fixed Coverage Ratio                                          0.80x     0.90x     1.48x     1.28x     1.45x    1.51x
           Debt / EBITDDA                                                15.5x     14.1x      8.1x      9.5x      8.2x     7.7x

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues
================================================================================

o Cash distributions may not be paid to subordinated unitholders (Senior Management) while any arrearages remain outstanding on the common units

      o     The  common   unitholders  are  entitled  to  a  "Minimum  Quarterly
            Distribution" (MQD) of $0.50 (or $2.00 per annum)

      o While any subordinated units still remain outstanding (the "Subordination Period"), any arrearages accumulating on the common units with respect to unpaid MQD must be paid out before any distributions are made on the subordinated units

      o The Subordination Period extends until the first day of any quarter beginning after December 31, 2002 in respect of which, among other things, distributions on the common and subordinated units with respect to the three consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distributions owed on all such units during such period

o Based on the Company Projections, no distributions are made throughout the 2002 - 2007 projection period on the subordinated units (held entirely my Senior Management)

o Because Senior Management owns 100% of the subordinated units, they may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues (Cont'd) ($ in millions)
================================================================================

o     Senior Management invested net $2.3MM until the initial IPO (11/19/97)

o Following the IPO, Senior Management has recouped $26.8MM in distributions on their subordinated units

Initial Investment / IPO

Sources                                                                    Value
-------                                                                    -----
Senior Management Equity                                                  $ 10.0
Net Proceeds from Klamath Notes Offering                                   217.4
Net Proceeds from MLP Offering                                             143.8
Drawdown on Acquisition Facility                                            24.1
Cash on Hand                                                                 5.9
                                                                          ------
Total                                                                     $401.2
                                                                          ======

Uses                                                                       Value
----                                                                       -----
Weyerhauser Asset Purchase                                                $283.5
Ochoco Asset Purchase                                                      110.0
Advisory Fee                                                                 4.9
Management Fee                                                               2.8
                                                                          ------
Total                                                                     $401.2
                                                                          ======

Post-IPO

               Other Payments / Distributions to Senior Management
--------------------------------------------------------------------------------
Year                                                 Distrib. on Subordinated(1)
----                                                 ---------------------------
1997                                                            $ 1.0
1998                                                              8.6
1999                                                              8.6
2000                                                              8.6
                                                                -----
Total                                                           $26.8
                                                                =====

----------
(1)   Excludes distributions to common units owned by Senior Management.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                                   ----------

                                Overview of U.S.
                                   Timberlands

                                   ----------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Company History
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997

o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0 MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0 million aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9 BN BF) from Weyerhaeuser for $283.5 MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280 MM BF) from Ochoco Lumber Company for $110.0 MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480 MM BF) from Boise Cascade for $60.0 MM

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
================================================================================

                                                     Historical                       Projected(1)
                                      ----------------------------------------------------------------
FYE 12/31                               1998       1999       2000        LTM       2001        2002
------------------------------------------------------------------------------------------------------
Revenue                               $  71.3     $ 77.0    $  75.6    $  66.8    $  52.9    $  50.0
Cost of Goods Sold                       44.5       40.4       51.3       59.5       50.5       38.1
                                      -------     ------    -------    -------    -------    -------
Gross Profit                             26.8       36.6       24.3        7.2        2.4       11.9
SG&A                                     10.5        8.5        8.4        8.0        8.4        6.5
Equity in Income of Affiliates            0.0        0.9        2.1       (2.2)      (0.0)      (0.7)
                                      -------     ------    -------    -------    -------    -------
EBIT                                     16.3       29.0       18.0       (2.9)      (6.1)       4.6
Net Interest Expense                     21.7       21.4       21.5       21.9       21.8       21.9
Amortization of Financing Fees            0.7        0.7        0.7        0.7        0.7        0.7
Min. / GP / Other Interest                0.2       (1.0)      (0.3)       0.8        0.0        0.0
                                      -------     ------    -------    -------    -------    -------
Net Income to Unit Holders              ($6.3)    $  8.0      ($3.9)    ($26.3)    ($28.5)    ($17.9)
Earnings Per Unit                      ($0.49)    $ 0.62     ($0.31)    ($2.04)    ($2.22)    ($1.39)
Average Weighted Units Outstanding       12.9       12.9       12.9       12.9       12.9       12.9
EBIT                                     16.3       29.0       18.0       (2.9)      (6.1)       4.6
Depreciation, Depletion and Amort        21.9       23.3       28.8       35.7       30.4       21.3
Cost of Timber and Property Sales         5.9        0.0        2.6        2.6        0.0        0.0
                                      -------     ------    -------    -------    -------    -------
EBITDDA                               $  44.2     $ 52.4    $  49.4    $  35.5    $  24.3    $  26.0
Capital Expenditures                      0.6        1.0        2.3       13.3      (13.6)       1.4
                                      -------     ------    -------    -------    -------    -------
Free Cash Flow (FCF)                     21.8       30.0       25.6       50.9       16.2        2.7
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                           Margins & Growth Rates
------------------------------------------------------------------------------------------------------
Sales Growth                             (7.8%)      7.9%      (1.8%)       --      (30.0%)     (5.6%)
EBITDDA                                  61.9%      68.0%      65.4%      53.1%      45.9%      51.9%
EBIT                                     37.6%      47.6%      32.1%      10.8%       4.5%      23.8%
Net Income                               (8.8%)     10.4%      (5.2%)    (39.3%)    (53.9%)    (35.8%)
Free Cash Flow                           30.6%      39.0%      33.9%      76.2%      30.5%       5.4%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                 Ratios
------------------------------------------------------------------------------------------------------
Book Equity                            $116.9    $  97.2    $  67.1    $  37.0    $  32.6    $  14.7
Return on Book Equity                    (5.4%)      8.3%      (5.9%)    (71.0%)    (87.4%)     (122%)
Total Book Assets                       350.7      327.7      300.9      273.0      266.3      248.4
Return on Book Assets                    (1.8%)      2.5%      (1.3%)     (9.6%)    (10.7%)     (7.2%)
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                           LTM Capitalization and Credit Ratios
-------------------------------------------------------------------------------------------------
EBITDDA / Interest            EBIT / Interest        Book Debt / EBIT        Book Debt / EBITDDA
------------------            ---------------        ----------------        --------------------
       1.6x                         NM                      NM                       6.3x
-------------------------------------------------------------------------------------------------
     Book Ratios                   Market Ratios
------------------------      -----------------------
D / E        D / (D + E)      D / E       D / (D + E)     Mrkt Debt / EBIT    Mrkt Debt / EBITDDA
------       -----------      -----       -----------     ----------------    -------------------
608.7%          85.9%         450.4%        81.8%                NM                   3.3x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Market Capitalization
--------------------------------------------------------------------------------
Unit Price as of 11/19/01                                                 $ 2.02
  52 week High / Low ($8.63 / $1.85)
Units outstanding as of 9/30/01                                             12.9
                                                                          ------
Pre-diluted Equity Value                                                  $ 26.0

Equity Options Outstanding from 12/31/00 10-K                                0.8
Weighted Average Strike Price from 12/31/00 10-K                          $13.75
                                                                          ------
Option Value                                                                 0.0

Total Equity Value                                                        $ 26.0

Plus: Debt as of 9/30/01                                                   225.0
Plus: Minority Interest as of 9/30/01                                        0.4
Less: Cash and Cash Equivalents as of 9/30/01                                2.6
                                                                          ------
                                                                          $222.8

Enterprise Value (debt @ book)                                            $248.7

Less: Discount on debt book value as of                                    108.0
11/19/01

Enterprise Value (debt @ market)                                          $140.7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ book)
--------------------------------------------------------------------------------
                        Adjusted Market Value             Market Value as a
                          as a multiple of:                  multiple of:
              ----------------------------------------    -----------------
                                                           Net         Book
              Sales     EBITDDA       EBIT        FCF     Income      Value
              -----     -------       ----       -----    ------      -----
LTM            3.7x       7.0x         NM         4.9x      NM         0.7x
2001           4.7x      10.2x         NM        15.4x      NM         0.8x
2002           5.0x       9.6x        53.5x      92.0x      NM         1.8x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Market Trading Multiples (debt @ market)
--------------------------------------------------------------------------------
                        Adjusted Market Value             Market Value as a
                          as a multiple of:                  multiple of:
              ----------------------------------------    -----------------
                                                           Net         Book
              Sales     EBITDDA       EBIT        FCF     Income      Value
              -----     -------       ----       -----    ------      -----
LTM            2.1x        4.0x        NM         2.8x      NM         0.7x
2001           2.7x        5.8x        NM         8.7x      NM         0.8x
2002           2.8x        5.4x       30.3x      52.0x      NM         1.8x
--------------------------------------------------------------------------------

----------
(1)   Based on Senior Management's October 2001 projections.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History Since IPO
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                                             Volume
                                 Close        (000)      Series 3
                                 -----       ------      --------
               11/14/1997       21.5625      1451.3       21.5625
                4/24/1998        20.875        34.7
                9/29/1998          16.5        33.7
                 3/8/1999        12.125        65.5
                8/11/1999            14        13.2
                1/14/2000         10.75        46.9
                6/21/2000        9.8125        24.1
               11/24/2000        7.1875         4.3
                 5/3/2001           7.3         8.7
               10/12/2001           2.7        11.9

     1   11/14/97:   UST completed an initial public offering of 7.5 million
                     shares at $21.00 per share raising approximately $157 MM

     2    4/23/98:   UST announced its first distribution to unit holders of
                     $0.73 per unit

     3    6/29/98:   UST announced that its corporate operating plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

     4    2/17/99:   UST restated 1998 2nd and 3rd Quarter financial statements after overstating revenues

     5    4/21/99:   UST announced a unit buyback equal to 20% of the
                     outstanding float

     6     6/9/99:   UST announced the acquisition of 56,000 acres from Boise
                     Cascade for $60 MM

     7    8/20/99:   UST Senior Notes placed under review by Moody's for
                     possible downgrade from B1

     8    11/2/00:   UST announced that Senior Management was exploring a
                     privatization

     9     2/8/01:   UST announced the conversion of approximately 1.1 MM
                     subordinated units

    10    5/10/01:   UST suspended its quarterly distribution to unit holders

    11    6/18/01:   UST announced the receipt of a financing commitment for its management led going private proposal

    12    9/19/01:   S&P lowers rating on Senior Notes from B+ to B

    13    11/8/01:   Receives revised offer to take Company private

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History: Last 12 Months
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                                             Volume
                                  Close       (000)
                                  -----      ------
               11/17/2000          7.58      39.47
                1/10/2001         7.625       22.7
                 3/2/2001        7.8125       11.6
                4/23/2001          8.22       18.2
                6/12/2001           5.5       22.9
                 8/1/2001          5.55       15.8
                9/26/2001          2.97       52.3
               11/14/2001             2      117.3

     1   11/09/00:   UST announced the formation of a Special Committee to
                     evaluate the management proposal to take the company private

     2   12/22/00:   UST announced expected revenues of $77 MM and EBITDDA of
                     $50 MM for the 2000 fiscal year

     3    1/25/01:   UST announced an EBITDDA increase of $5.3 MM in the 4th
                     Quarter of 2000 over the EBITDDA of  the 4th Quarter of
                     1999

     4    2/08/01:   UST announced the conversion of approximately 1.1 MM
                     subordinated units to common units

     5    2/28/01:   UST revised cash flow and operating results for fiscal year
                     2000 by lowering EBITDDA results by $0.7 MM

     6    5/10/01:   UST suspended its quarterly distribution to unit holders

     7    6/07/01:   UST announced the selection of DrKW and Richards, Layton &
                     Finger as advisors to the Special Committee

     8    6/18/01:   UST announced the receipt of a financing commitment for its management led going private proposal

     9    9/19/01:   S&P lowers rating on Senior Notes from B+ to B

    10    11/8/01:   Receives revised offer to take Company private

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Klamath Notes Price History Since IPO
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                                          Close
                                          -----
                11/14/1997                 101
                 5/18/1998                 105
                11/12/1998                 100
                 5/14/1999               101.5
                11/10/1999                  94
                 5/10/2000                  87
                 11/6/2000                  77
                  5/8/2001                  86
                10/31/2001                  56

----------
(1)   Source: Advantage Data Inc.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Distribution of Volume
================================================================================

                 Various Prices Since IPO (11/14/97 to 11/9/01)
--------------------------------------------------------------------------------

                  [The following information was depicted as a
                      graph chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$2.00-$5.00                   36.2                            5.5%
$5.01-$8.00                   45.7                           22.4%
$8.01-$11.00                  22.1                           44.3%
$11.01-$14.00                 20.9                           59.1%
$14.01-$17.00                 30.5                           70.1%
$17.01-$20.00                110.3                           75.5%
$20.01-$23.00                 81.9                          100.0%

               Various Prices Last 12 Months (11/6/00 to 11/9/01)
--------------------------------------------------------------------------------

                  [The following information was depicted as a
                      graph chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$2.00-$5.00                    7.5                            8.1%
$5.01-$8.00                      4                           12.4%
$8.01-$11.00                     5                           17.8%
$11.01-$14.00                   28                           48.1%
$14.01-$17.00                   17                           66.5%
$17.01-$20.00                   25                           93.5%
$20.01-$23.00                    6                          100.0%

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                                     S&P Small-cap       Comparable
                      U.S.          Paper & Forest         Timber
   Date           Timberlands           Index            Companies
   ----           -----------       --------------       ----------
11/14/1997           100.0%             100.0%             100.0%
 5/15/1998            91.6%             107.2%             104.5%
11/13/1998            73.6%              84.2%              90.4%
 5/14/1999            64.6%              69.1%              98.3%
11/12/1999            51.6%              79.0%              93.8%
 5/12/2000            44.6%             100.0%              83.6%
11/10/2000            31.3%              82.7%              77.9%
 5/11/2001            28.3%              69.0%              70.6%
 11/9/2001            11.6%              66.0%              67.2%

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Ownership Summary
================================================================================

                                         Common        % of      Subordinated      % of
                                         Units         Common        Units      Subordinated   Total Units   % of Total
                                      Held ('000s)   Units Held   Held ('000s)  Units Held     Held ('000s)  Units Held
                                      ------------   ----------  -------------  -------------  ------------  ----------
Insiders(1)
U.S. Timberlands Holdings, LLC            723.5         7.5%        2,170.6        67.6%         2,894.2        22.5%
U.S. Timberlands Co., LLC                 311.1         3.2%          933.4        29.1%         1,244.6         9.7%
Rudey Timber Company, LLC                 306.6         3.2%            0.0         0.0%           306.6         2.4%
U.S. Timberlands Services Co., LLC        189.0         2.0%            0.0         0.0%           189.0         1.5%
John M. Rudey                             248.1         2.6%            0.0         0.0%           248.1         1.9%
George Hornig                              12.0         0.1%           36.1         1.1%            48.2         0.4%
Other Insiders                              0.0         0.0%           71.4         2.2%            71.4         0.6%
                                        -------       -----         -------       -----         --------       -----
Total Insiders                          1,790.4        18.6%        3,211.6       100.0%         5,002.0        38.9%

Institutional(2)
Taunus Corp.                               72.1         0.7%            0.0         0.0%            72.1         0.6%
Citigroup Inc.                             12.1         0.1%            0.0         0.0%            12.1         0.1%
U.S. Trust                                  6.5         0.1%            0.0         0.0%             6.5         0.1%
Fidelity Management                         6.0         0.1%            0.0         0.0%             6.0         0.0%
Legg Mason                                  4.1         0.0%            0.0         0.0%             4.1         0.0%
T. Rowe Price                               0.9         0.0%            0.0         0.0%             0.9         0.0%
CA State Auto Assn                          0.6         0.0%            0.0         0.0%             0.6         0.0%
                                        -------       -----         -------       -----         --------       -----
Total Institutional                       102.3         1.1%            0.0         0.0%           102.3         0.8%

Other Unitholders                       7,755.3        80.4%            0.0         0.0%         7,755.3        60.3%

Total Units Outstanding                 9,648.0       100.0%        3,211.6       100.0%        12,859.6       100.0%
-----------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders        7,857.6        81.4%            0.0         0.0%         7,857.6        61.1%
-----------------------------------------------------------------------------------------------------------------------

----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports.

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                                   ----------

                               Strategic Process

                                   ----------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Possible Strategic Options for the Special Committee
================================================================================

                   -----------------------------------------
                   Potential Independent Committee Responses
                      to the Offer from Senior Management
                   -----------------------------------------

                              -------------------
                                   Decline to
                              Recommend the Offer
                              -------------------

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                                ----------------
                                Accept the Offer
                                ----------------

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                         ------------------------------
                         Negotiate to Improve the Price
                             and/or Other Terms of
                                    the Offer
                         ------------------------------

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o     Flexibility to decline to recommend if improvement in Offer is inadequate

                           -------------------------
                           Recommend Other Action to
                           Maximize Unitholder Value
                           -------------------------

o Explore a sale of the Company to a third party other than Senior Management - Full or limited auction

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure
================================================================================

o If the current public structure remains (assuming no buyout), then under the Company's projections, the common unitholders will not receive any cash distributions until 2007 due to the Klamath Indenture restrictions

      o Analysis assumes that any excess cashflows at Klamath unavailable for Company distribution applied to repurchase Klamath Notes at par

o Available distribution in 2007 made only on common units since accumulated arrearages at $12.75

      o Subordinated units not entitled to distributions, as long as arrearages remain as the common units

o The Company, however, can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements thereby freeing up cash distributions at an earlier date

      o Though bondholders have little incentive to agree to a covenant change

o Under the more conservative RISI projections, the Company would be in default on the Klamath Notes as Klamath would suffer substantial cash shortfalls in 2002 and 2003

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure: Company Projections ($ in millions)
================================================================================

                                                    ----------------------------------------------------------------------
                                                                                 FYE 12/31
                                                    ----------------------------------------------------------------------
                                                    2001E     2002E      2003E      2004E      2005E      2006E      2007E
                                                    -----     -----      -----      -----      -----      -----      -----
Klamath Stand-Alone EBITDDA                         24.3       26.7       26.0       24.8       28.3       32.1       33.2
Less: Interest Expense on Klamath Notes             21.7       21.4       21.1       20.8       20.4       19.6       19.1
Less: Interest on Working Capital Facility           0.3        0.5        0.5        0.5        0.5        0.5        0.5
Less: Interest on Revolver                           0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Capex                                          1.4        1.4        1.4        1.4        1.4        1.4        1.4
Less: Consent Solicitation                           0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                                   -----      -----      -----      -----      -----      -----      -----
Net Cash Flow                                        1.0        3.4        3.1        2.1        6.0       10.6       12.2
Cash carried over from 2001                                     1.0
Revolver Financing                                              0.0        0.0        0.0        0.0        0.0        0.0
Less: Cash to Kalamath Notes Buy Back @ par                     4.4        3.1        2.1        6.0       10.6        0.0
                                                              -----      -----      -----      -----      -----      -----
Net Cash Flow                                                   0.0        0.0        0.0        0.0        0.0       12.2

Cash to Distributions on Common Units                           0.0        0.0        0.0        0.0        0.0       12.2

Revolver Ending Balance                                         0.0        0.0        0.0        0.0        0.0        0.0
Ending Kalamath Notes                                         220.6      217.5      215.4      209.4      198.8      198.8

Klamath Stand-Alone EBITDDA                                    26.7       26.0       24.8       28.3       32.1       33.2
Plus: Preferred Interest (Yakima)                               2.0        2.1        2.2        2.3        2.4        2.5
Adjusted EBITDDA                                               28.7       28.1       27.0       30.6       34.5       35.7
Fixed Coverage Ratio                                           1.34x      1.33x      1.29x      1.50x      1.76x      1.87x
Minimum Fixed Coverage Ratio                                   1.75x      1.75x      1.75x      1.75x      1.75x      1.75x

--------------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                                  $0.00      $0.00      $0.00     $ 0.00     $ 0.00     $ 1.26
--------------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit                   $2.00      $2.00      $2.00     $ 2.00     $ 2.00     $ 2.00
Distribution Arrearage                                        $4.00      $6.00      $8.00     $10.00     $12.00     $12.74
--------------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                            $0.00      $0.00      $0.00     $ 0.00     $ 0.00     $ 0.00
--------------------------------------------------------------------------------------------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure: RISI Trend Forecasts ($ in millions)
================================================================================

                                                   -----------------------------------------------------------------------
                                                                                  FYE 12/31
                                                   -----------------------------------------------------------------------
                                                   2001E      2002E      2003E      2004E      2005E      2006E      2007E
                                                   -----      -----      -----      -----      -----      -----      -----
Klamath Stand-Alone EBITDDA                         24.3       15.4       17.4       29.9       25.5       29.1       30.1
Less: Interest Expense on Klamath Notes             21.7       21.6       21.6       21.6       21.6       21.6       21.6
Less: Interest on Working Capital Facility           0.3        0.5        0.5        0.5        0.5        0.5        0.5
Less: Interest on Revolver                           0.0        0.8        2.3        2.8        2.5        2.2        1.4
Less: Capex                                          1.4        1.4        1.4        1.4        1.4        1.4        1.4
Less: Consent Solicitation                           0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                                   -----      -----      -----      -----      -----      -----      -----
Net Cash Flow                                        1.0       (8.9)      (8.4)       3.7       (0.4)       3.5        5.3

Cash carried over from 2001                                     1.0
Revolver Financing                                              8.9       8.4        (3.7)       0.4       (3.5)      (5.3)
Less: Cash to Kalamath Notes Buy Back @ par                     1.0       0.0         0.0        0.0        0.0        0.0
                                                              -----      -----      -----      -----      -----      -----
Net Cash Flow                                                   0.0      (0.0)       (0.0)      (0.0)      (0.0)      (0.0)

Cash to Distributions on Common Units                           0.0       0.0         0.0        0.0        0.0        0.0

Revolver Ending Balance                                         8.9      17.3        13.5       13.9       10.4        5.1
Ending Kalamath Notes                                         224.0     224.0       224.0      224.0      224.0      224.0

Klamath Stand-Alone EBITDDA                                    15.4      17.4        29.9       25.5       29.1       30.1
Plus: Preferred Interest (Yakima)                               2.0       2.1         2.2        2.3        2.4        2.5
Adjusted EBITDDA                                               17.3      19.5        32.1       27.8       31.5       32.6
Fixed Coverage Ratio                                           0.80x      0.90x      1.49x      1.29x      1.46x      1.51x
Minimum Fixed Coverage Ratio                                   1.75x      1.75x      1.75x      1.75x      1.75x      1.75x

--------------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                                  $0.00      $0.00      $0.00      $0.00      $0.00      $0.00
--------------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit                   $2.00      $2.00      $2.00      $2.00      $2.00      $2.00
Distribution Arrearage                                        $4.00      $6.00      $8.00     $10.00     $12.00     $14.00
--------------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                            $0.00      $0.00      $0.00      $0.00      $0.00      $0.00
--------------------------------------------------------------------------------------------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure:  Distribution-Based Value
================================================================================

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 15.0%

                              2007 Distribution per Common Unit
                           ----------------------------------------
                           $1.00   $1.25    $1.50    $1.75    $2.00
                           ----------------------------------------
                   8.0%    $5.80   $7.24    $8.69   $10.14   $11.59
Yield at          10.0%    $4.64   $5.80    $6.95    $8.11    $9.27
Which Units       12.0%    $3.86   $4.83    $5.80    $6.76    $7.73
Would Trade       14.0%    $3.31   $4.14    $4.97    $5.80    $6.62
                  16.0%    $2.90   $3.62    $4.35    $5.07    $5.80
                           ----------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 25.0%

                              2007 Distribution per Common Unit
                           ----------------------------------------
                           $1.00   $1.25    $1.50    $1.75    $2.00
                           ----------------------------------------

                   8.0%    $3.66   $4.58    $5.50    $6.41    $7.33
Yield at          10.0%    $2.93   $3.66    $4.40    $5.13    $5.86
Which Units       12.0%    $2.44   $3.05    $3.66    $4.27    $4.88
Would Trade       14.0%    $2.09   $2.62    $3.14    $3.66    $4.19
                  16.0%    $1.83   $2.29    $2.75    $3.21    $3.66
                           ----------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 20.0%

                              2007 Distribution per Common Unit
                           ----------------------------------------
                           $1.00   $1.25    $1.50    $1.75    $2.00
                           ----------------------------------------
                   8.0%    $4.59   $5.73    $6.88    $8.03    $9.17
Yield at          10.0%    $3.67   $4.59    $5.50    $6.42    $7.34
Which Units       12.0%    $3.06   $3.82    $4.59    $5.35    $6.11
Would Trade       14.0%    $2.62   $3.28    $3.93    $4.59    $5.24
                  16.0%    $2.29   $2.87    $3.44    $4.01    $4.59
                           ----------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 30.0%

                              2007 Distribution per Common Unit
                           ----------------------------------------
                           $1.00   $1.25    $1.50    $1.75    $2.00
                           ----------------------------------------
                   8.0%    $2.95   $3.69    $4.43    $5.17    $5.91
Yield at          10.0%    $2.36   $2.95    $3.54    $4.13    $4.72
Which Units       12.0%    $1.97   $2.46    $2.95    $3.44    $3.94
Would Trade       14.0%    $1.69   $2.11    $2.53    $2.95    $3.37
                  16.0%    $1.48   $1.85    $2.21    $2.58    $2.95
                           ----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Working Capital Facility
================================================================================

o Senior Management assumes that it would have to purchase a $15MM working capital facility to provide for inter-year cash shortfalls, particularly around May when interest is due on the Klamath bonds and when earnings are relatively low

      o Per annum interest at 18% on commitment amount (payable in cash) plus issuance of additional warrants (3.5MM in aggregate)


o Analysis of Senior Management projections suggest some cash deficiencies in first half, however, below $15MM

      o Analysis based on historical first-half allocations of earnings and capex applied to October projections

      o Historically, cash draws on existing revolver have been reported as high as $10.5MM (June 30, 2001)

o DrKW analysis assumes a $5MM working capital facility for inter-year cash shortfalls

      o     18% interest on draw; 1% commitment fee

      o     Average draw at $2.5MM

      o     Effective cost per annum at 10%

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                               Strategic Process

Analysis of Seasonal Cyclicality ($ in millions)
================================================================================

                                ---------
First Half EBITDDA                35.0%
                                ---------

                                ---------
First Half Interest Expense       50.0%
                                ---------

                                ---------
First Half Capex                 100.0%
                                ---------

                                            -------------------------------------------------------------------------------
                                                                         First Half ending 06/30
                                            -------------------------------------------------------------------------------
                                            2001E       2002E       2003E        2004E       2005E        2006E       2007E
                                            -----       -----       -----        -----       -----        -----       -----
Klamath Stand-Alone EBITDDA                  $8.5        $9.3        $9.1         $8.7        $9.9         $11.3       $11.6
Less: Interest Expense                       10.8        10.7        10.5         10.4        10.2           9.8         9.6
Plus: Interest Income                         0.0         0.0         0.0          0.0         0.0           0.0         0.0
Less: Capex                                   1.4         1.4         1.4          1.4         1.4           1.4         1.4
Less: Consent Solicitation                    0.0         0.0         0.0          0.0         0.0           0.0         0.0
Less: Change in Net Working Capital           0.0         0.0         0.0          0.0         0.0           0.0         0.0
                                            -----       -----       -----        -----       -----         -----       -----
Net Cash Flow                                (3.7)       (2.8)       (2.8)        (3.1)       (1.7)          0.1         0.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                                  -----------

                                   Valuation

                                  -----------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Summary ($ in millions)
================================================================================

Valuation                         Enterprise       Equity         Equity Value                         -----------------------------
Methodology                        Value(1)        Value            per Unit         2001 EBITDDA          MBF               Acre
                                 -----------     ---------       -------------       ------------      -----------       -----------
DCF (Unlevered FCF)              $258 - $302     $35 - $79       $2.71 - $6.13       10.6x - 12.4x     $143 - $168       $463 - $542
------------------------------------------------------------------------------------------------------------------------------------
Cash Dividends                    332 - 358      109 - 135       $8.46 - $10.51      13.6x - 14.7x     $184 - $199       $596 - $644
------------------------------------------------------------------------------------------------------------------------------------
Comparable Companies              267 - 316       45 - 93        $3.47 - $7.25       11.0x - 13.0x     $149 - $176       $481 - $568
------------------------------------------------------------------------------------------------------------------------------------
Asset Acquisitions                262 - 319       40 - 96        $3.09 - $7.47       10.8x - 13.1x     $146 - $177       $472 - $573
------------------------------------------------------------------------------------------------------------------------------------
Minority Close-outs               261 - 314       39 - 91        $3.01 - $7.07       10.8x - 12.9x     $145 - $174       $470 - $564
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Based Value (2)         266 - 302       43 - 79        $3.34 - $6.14       10.9x - 12.4x     $148 - $168       $478 - $543
------------------------------------------------------------------------------------------------------------------------------------
Unit Price as of 11/19/01               249            26                $2.02               10.2x            $138              $447
------------------------------------------------------------------------------------------------------------------------------------
52-Week High/Low                  247 - 334       24 - 111       $1.85 - $8.63       10.1x - 13.7x     $137 - $185       $443 - $600
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)   Net debt @ $222.8MM as of September 30, 2001.

(2) Actual appraisal value based on 12/31/00 MBG appraisals at $8.94 per unit; appraisal based value range based on 10%-20% discount on timberlands appraisals.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Notes
================================================================================

o     DCF

      o     Valuation as of 1/01/02

      o     Balance sheet as of 9/30/01

      o     Discount rate at 8.5% - 9.5%

            - Based on median WACC of peer group post 38% tax rate (see WACC discussion)

            - Company's WACC using its current YTM on the Klamath Notes (at 19.9%) would be 11.5%

      o     Analysis conducted on unlevered free cash flows over 2002 - 2007

            -     Assumes cash flows immediately available for distribution

o     Cash Distribution Stream Valuation

      o     DCF of projected cash distribution stream

      o Discount rate at 8.5% to 9.5%; compared to Senior Management estimate of 8.0%

      o     No cash distribution expected from Klamath until 2007

      o     No distributions from Yakima

      o No taxes paid since Company has net losses throughout projection period

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                             ---------------------

                             Klamath Projections /
                                   Financials

                             ---------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions, except per unit amounts)
================================================================================

                                           -------------------------------------------------
                                                               FYE 12/31
                                           -------------------------------------------------
                                            1998       1999       2000      2001E      2002E
Log Sales                                  $63.6      $76.6      $72.3      $32.0      $28.6
Timber Deed Sales                            0.0        0.0        0.0       20.3       14.0
Timberland Sales                             6.3        0.0        2.8        0.0        0.0
Small Log Sales                              0.0        0.0        0.0        0.0        6.7
By-products and other                        1.4        0.4        0.6        0.6        0.6
                                          ------     ------     ------     ------     ------
Total Revenue                               71.3       77.0       75.6       52.9       50.0
Log and Haul Costs                          16.7       17.1       19.9       17.9       14.8
Cost of Timber & Property Sales              5.9        0.0        2.6        0.0        0.0
Forest Expenses                              0.0        0.0        0.0        2.3        2.0
Depreciation, Depletion and Amort           21.9       23.3       28.8       30.4       21.3
                                          ------     ------     ------     ------     ------
Gross Profit                                26.8       36.6       24.3        2.4       11.9
SG&A                                        10.5        8.5        8.4        8.4        6.5
Business Reinvestment of Excess Cash                                          0.0        0.0
Plus: Equity in Income of Affiliate          0.0        0.9        2.1       (0.0)      (0.7)
                                          ------     ------     ------     ------     ------
EBIT                                        16.3       29.0       18.0       (6.1)       4.6
Less: Gross Interest Expense                21.7       21.4       21.5       21.9       22.2
Plus: Interest Income                                                         0.2        0.3
Less: Net Interest Expense                  21.7       21.4       21.5       21.8       21.9
Less: Amortization of Financing Fees         0.7        0.7        0.7        0.7        0.7
Less: Other Interest                         0.3       (1.2)      (0.2)       0.0        0.0
Less: Minority Interest                     (0.1)       0.1       (0.0)       0.0        0.0
Less: GP Interest                           (0.1)       0.1       (0.0)       0.0        0.0
                                          ------     ------     ------     ------     ------
Net Income to Unit Holders                  (6.3)       8.0       (3.9)     (28.5)     (17.9)
Earnings per Unit                         ($0.49)     $0.62     ($0.31)    ($2.22)    ($1.39)
Weighted Average Units Outstanding          12.9       12.9       12.9       12.9       12.9
EBIT (Klamath Falls Only)                   16.3       28.1       15.9       (6.0)       5.4
Depreciation, Depletion and Amort           21.9       23.3       28.8       30.4       21.3
Cost of Timber & Property Sales              5.9        0.0        2.6        0.0        0.0
                                          ------     ------     ------     ------     ------
EBITDDA (Klamath Falls only)                44.2       51.5       47.3       24.3       26.7
Log Sales Volume (MMBF)                     93.6       97.2       96.1       92.1       79.0
Deed Sales Volume (MMBF)                    50.9        3.6      147.5      134.5       80.0
Timberland Sales Volume (MMBF)               0.0       86.5       13.6        0.0        0.0
                                          ------     ------     ------     ------     ------
Total Harvest Per Year (MMBF)              144.5      187.3      257.2      226.6      159.0
Delivered Log Prices ($/MBF)              $420.0     $436.0     $393.0     $348.0     $362.6
Log and Haul Costs ($/MBF)                                       188.0      194.0      187.0

                                           -------------------------------------------------
                                                               FYE 12/31
                                           -------------------------------------------------
                                           2003E      2004E      2005E      2006E      2007E
Log Sales                                  $21.7      $38.9      $43.2      $46.2      $47.2
Timber Deed Sales                           17.0        6.9        6.1        6.9        7.0
Timberland Sales                             0.0        0.0        0.0        0.0        0.0
Small Log Sales                              5.3        5.5        5.5        5.5        5.5
By-products and other                        0.6        0.6        0.6        0.6        0.6
                                          ------     ------     ------     ------     ------
Total Revenue                               44.5       51.9       55.4       59.2       60.3
Log and Haul Costs                          10.1       18.7       18.7       18.7       18.7
Cost of Timber & Property Sales              0.0        0.0        0.0        0.0        0.0
Forest Expenses                              1.9        1.9        1.8        1.8        1.8
Depreciation, Depletion and Amort           17.8       18.0       16.8       16.8       16.8
                                          ------     ------     ------     ------     ------
Gross Profit                                14.7       13.3       18.1       21.9       23.0
SG&A                                         6.5        6.5        6.5        6.5        6.5
Business Reinvestment of Excess Cash         0.0        0.0        0.0        0.0        0.0
Plus: Equity in Income of Affiliate          0.3        0.7        1.9        0.7        0.8
                                          ------     ------     ------     ------     ------
EBIT                                         8.6        7.5       13.5       16.1       17.3
Less: Gross Interest Expense                22.2       22.2       22.2       22.2       22.2
Plus: Interest Income                        0.3        0.4        0.5        0.7        1.0
Less: Net Interest Expense                  21.8       21.8       21.6       21.4       21.2
Less: Amortization of Financing Fees         0.7        0.7        0.7        0.7        0.6
Less: Other Interest                         0.0        0.0        0.0        0.0        0.0
Less: Minority Interest                      0.0        0.0        0.0        0.0        0.0
Less: GP Interest                            0.0        0.0        0.0        0.0        0.0
                                          ------     ------     ------     ------     ------
Net Income to Unit Holders                 (13.9)     (14.9)      (8.8)      (6.0)      (4.5)
Earnings per Unit                         ($1.08)    ($1.16)    ($0.69)    ($0.47)    ($0.35)
Weighted Average Units Outstanding          12.9       12.9       12.9       12.9       12.9
EBIT (Klamath Falls Only)                    8.2        6.8       11.6       15.4       16.5
Depreciation, Depletion and Amort           17.8       18.0       16.8       16.8       16.8
Cost of Timber & Property Sales              0.0        0.0        0.0        0.0        0.0
                                          ------     ------     ------     ------     ------
EBITDDA (Klamath Falls only)                26.0       24.8       28.3       32.1       33.2
Log Sales Volume (MMBF)                     54.0      100.0      100.0      100.0      100.0
Deed Sales Volume (MMBF)                    79.0       34.0       25.0       25.0       25.0
Timberland Sales Volume (MMBF)               0.0        0.0        0.0        0.0        0.0
                                          ------     ------     ------     ------     ------
Total Harvest Per Year (MMBF)              133.0      134.0      125.0      125.0      125.0
Delivered Log Prices ($/MBF)              $401.6     $389.4     $432.0     $462.4     $471.7
Log and Haul Costs ($/MBF)                 187.0      187.0      187.0      187.0      187.0

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
================================================================================

                                            -------------------------------------------------
                                                               FYE 12/31
                                            -------------------------------------------------
                                            1998       1999       2000      2001E      2002E
                                            ----       ----       ----      -----      -----
Assets
Cash and Cash Equivalents                   $4.8       $2.8       $3.2       $2.1       $4.1
Cash Investments                             0.0        0.0        0.0        0.0        0.0
Receivables                                  3.8        3.1        6.9        3.0        3.0
Prepaid Expenses and Other                   0.4        1.0        0.0        0.0        0.0
                                           -----      -----      -----      -----      -----
Current Assets                               9.1        6.9       10.1        5.2        7.1

Timber and Timberlands                     334.5      293.8      264.7      220.7      200.8
Investments in Affiliate                     0.0       18.2       20.5       35.5       36.3
PP&E                                         1.2        1.0        0.9        0.9        0.9
Notes Receivable, less current portion       0.0        2.3        0.0        0.0        0.0
Deferred Financing Fees                      6.0        5.3        4.6        4.0        3.3
                                           -----      -----      -----      -----      -----
Total Assets                               350.7      327.7      300.9      266.3      248.4

Liabilities and Partners' Capital
Revolving Credit Facility                    0.0        0.0        0.0        0.0        0.0
Working Capital Facility                     0.0        0.0        0.0        5.0        5.0
Payables                                     6.1        4.5        6.6        3.0        3.0
Deferred Revenues / Deposits                 1.6        0.0        1.5        0.0        0.0
                                           -----      -----      -----      -----      -----
Current Liabilities                          7.7        4.5        8.1        8.0        8.0

Long Term Debt                             225.0      225.0      225.0      225.0      225.0
Minority Interest                            1.2        1.0        0.7        0.7        0.7
                                           -----      -----      -----      -----      -----
Total Liabilities                          233.8      230.5      233.8      233.7      233.7

Partners' Capital                          116.9       97.2       67.1       32.6       14.7

Total Liabilities and Capital              350.7      327.7      300.9      266.3      248.4

                                            -------------------------------------------------
                                                               FYE 12/31
                                            -------------------------------------------------
                                           2003E      2004E      2005E      2006E      2007E
                                           -----      -----      -----      -----      -----
Assets
Cash and Cash Equivalents                   $7.6      $10.6      $19.7      $30.5      $42.8
Cash Investments                             0.0        0.0        0.0        0.0        0.0
Receivables                                  3.0        3.0        3.0        3.0        3.0
Prepaid Expenses and Other                   0.0        0.0        0.0        0.0        0.0
                                           -----      -----      -----      -----      -----
Current Assets                              10.6       13.6       22.8       33.5       45.8

Timber and Timberlands                     184.3      167.7      152.4      137.0      121.6
Investments in Affiliate                    35.9       35.3       33.4       32.7       31.8
PP&E                                         0.9        0.9        0.9        0.9        0.9
Notes Receivable, less current portion       0.0        0.0        0.0        0.0        0.0
Deferred Financing Fees                      2.6        1.9        1.3        0.6        0.0
                                           -----      -----      -----      -----      -----
Total Assets                               234.4      219.5      210.7      204.7      200.2

Liabilities and Partners' Capital
Revolving Credit Facility                    0.0        0.0        0.0        0.0        0.0
Working Capital Facility                     5.0        5.0        5.0        5.0        5.0
Payables                                     3.0        3.0        3.0        3.0        3.0
Deferred Revenues / Deposits                 0.0        0.0        0.0        0.0        0.0
                                           -----      -----      -----      -----      -----
Current Liabilities                          8.0        8.0        8.0        8.0        8.0

Long Term Debt                             225.0      225.0      225.0      225.0      225.0
Minority Interest                            0.7        0.7        0.7        0.7        0.7
                                           -----      -----      -----      -----      -----
Total Liabilities                          233.7      233.7      233.7      233.7      233.7

Partners' Capital                            0.8      (14.2)     (23.0)     (29.0)     (33.5)

Total Liabilities and Capital              234.4      219.5      210.7      204.7      200.2

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
================================================================================

                                                                                       FYE 12/31
                                                         --------------------------------------------------------------------
                                                         2000    2001E    2002E    2003E    2004E    2005E    2006E     2007E
                                                         ----    -----    -----    -----    -----    -----    -----     -----
Net Income to Unit Holders                              ($3.9)  ($28.5)  ($17.9)  ($13.9)  ($14.9)   ($8.8)   ($6.0)   ($4.5)
Distribution to General Partner                          (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort                        28.8     30.4     21.3     17.8     18.0     16.8     16.8     16.8
Amortization of Financing Fees                            0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.6
Cost of Timber & Property Sales                           2.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0

Gain (Loss) on Disposal of Assets                        (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                                      0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Minority Interest                                        (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                             (3.7)     3.9      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                       0.9      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                                 2.1     (3.6)     0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred
  Revenues / Deposits                                     1.4     (1.5)     0.0      0.0      0.0      0.0      0.0      0.0
                                                        -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Provided by
  Operating Activities                                   29.0      1.3      4.1      4.6      3.7      8.6     11.4     12.9

Capital Expenditures:
Reforestation                                            (2.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
Roads                                                    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
Timber                                                    0.0     15.0      0.0      0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                                       0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Investment In Affiliate                                   2.1    (15.0)    (0.7)     0.3      0.7      1.9      0.7      0.8
                                                        -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Investing
  Activities                                             (0.2)    (1.4)    (2.1)    (1.0)    (0.7)     0.5     (0.7)    (0.5)

Distributions to Partners                               (26.0)    (6.0)     0.0      0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest                       (0.3)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                                     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on
  the Revolver                                            0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of
  Working Capital Facility                                0.0      5.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of
  Senior Notes                                            0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                        -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Financing
  Activities                                            (26.2)    (1.0)     0.0      0.0      0.0      0.0      0.0      0.0

Beginning Cash Balance                                    2.8      3.2      2.1      4.1      7.6     10.6     19.7     30.5

Net Increase (Decrease) in Cash
  and Cash Equivalents                                    2.6     (1.1)     2.0      3.5      3.0      9.1     10.8     12.3

Ending Cash Balance                                        3.2      2.1      4.1      7.6    10.6     19.7     30.5     42.8

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                        -------------------------------

                        Yakima Projections / Financials

                        -------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
================================================================================

                                                         -------------------------------------------------------------------
                                                                                       FYE 12/31
                                                         -------------------------------------------------------------------
                                                         2000     2001E    2002E    2003E    2004E   2005E    2006E    2007E
                                                         ----     -----    -----    -----    -----   -----    -----    -----
Revenue
Logs - Core                                              $25.2     $1.1     $3.0     $3.3     $3.2    $3.6     $3.8     $3.9
Logs- Yainax & Antelope                                    0.0      0.0      6.7      8.9      9.2     1.0      0.0      0.0
Camp 6 Timber Deed                                                  2.7      7.2      8.4      7.6     8.6      0.0      0.0
Timber Deeds                                                        5.7      2.5      2.8      2.7     3.0      3.2      3.2
Other Sales / HBU Sales                                    0.4      0.5      0.5      0.6      1.6     3.0      4.1      4.1
                                                          ----     ----     ----     ----     ----    ----     ----     ----
Total Revenue                                             25.6     10.1     20.0     23.9     24.3    19.2     11.1     11.3

Logging Costs
Core                                                       9.1      0.6      1.6      1.6      1.6     1.6      1.6      1.6
Yainax & Antelope                                          0.0      0.0      3.5      4.2      4.2     0.5      0.0      0.0
Camp 6 Timber Deed                                                  1.5      3.8      4.0      3.8     3.8      0.0      0.0

Forest Expenses                                            0.0      0.1      0.1      0.1      0.1     0.2      0.2      0.2
Other Expenses (Service Fee)                               1.4      1.9      2.5      2.5      2.5     2.5      2.5      2.5

EBITDDA                                                   15.2      5.9      8.4     11.5     12.0    10.6      6.8      6.9

Depletion - Core & Road Amortization                       6.5      2.3      1.5      1.5      1.5     1.5      1.5      1.5
Depletion - Yainax & Antelope                                       0.0      1.6      2.0      2.1     0.2      0.0      0.0
Cost of Camp 6 Sales                                                1.2      3.2      3.3      3.1     1.1      0.0      0.0
Cost of Timberland / HBU Sale                                       0.0      0.1      0.1      0.2     0.3      0.4      0.4
                                                          ----     ----     ----     ----     ----    ----     ----     ----
EBIT                                                       8.7      2.4      2.0      4.6      5.2     7.5      4.9      5.0

Less: Net Interest Expense                                 5.4      3.8      3.3      3.7      3.9     3.9      3.9      3.9
Less: Loan Guarantee Fee                   1.8%            0.0      0.3      1.7      1.7      1.7     1.7      1.7      1.7
Less: Hedging Costs                                                          0.4      0.4      0.4     0.4      0.4      0.4
Less: Letter of Credit Fee                                                   0.1      0.1      0.1     0.1      0.1      0.1
Less: Amortization of Financing Fees                                0.5      0.3      0.3      0.3     0.3      0.3      0.3
Less: Hedging Costs, LC Fee & Amort. Of Fees               0.0      0.5      0.8      0.8      0.8     0.8      0.8      0.8
Plus: Interest Income                                      0.0      0.1      0.1      0.1      0.2     0.3      0.3      0.4

EBT (Before Preferred Dividend)                            3.2     (2.1)    (3.7)    (1.6)    (1.0)    1.4     (1.2)    (1.0)
Less: Preferred Interest @ 5.0%                            1.0      2.0      2.1      2.2      2.3     2.4      2.5      2.6
EBT to Common Unitholders                                  2.2     (4.1)    (5.7)    (3.7)    (3.3)   (1.0)    (3.7)    (3.7)

Reference

Earnings to Klamath Falls (49%)                            1.1     (2.0)    (2.8)    (1.8)    (1.6)   (0.5)    (1.8)    (1.8)
Plus: Add-back of Preferred Dividend                       1.0      2.0      2.1      2.2      2.3     2.4      2.5      2.6
                                                          ----     ----     ----     ----     ----    ----     ----     ----
Income from Affiliate                                      2.1     (0.0)    (0.7)     0.3      0.7     1.9      0.7      0.8

Log Sales Volume (MMBF)                                   39.0     10.9     47.0     51.5     51.5    30.7      8.1      8.1
Deed Sales Volume (MMBF)                                  35.5     23.0      9.6      9.6      9.6     9.6      9.6      9.6
                                                          ----     ----     ----     ----     ----    ----     ----     ----
Total Harvest Per Year (MMBF)                             74.6     33.9     56.6     61.1     61.1    40.3     17.7     17.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
================================================================================

                                     -----------------------------------------------------------------------------------
                                                                         FYE 12/31
                                     -----------------------------------------------------------------------------------
                                       1999    2000    2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Assets
Cash & Cash Equivalents                $9.1    $5.9    $10.8      $2.4      $6.8     $12.5     $17.0     $17.6     $18.4
Cash Investments                        0.0     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Accounts Receivable &
  Current Portion Notes                 0.0     2.7      2.7       2.7       2.7       2.7       2.7       2.7       2.7
Prepaid and Other                       0.0     0.1      0.1       0.1       0.1       0.1       0.1       0.1       0.1
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Total Current Assets                    9.1     8.6     13.5       5.1       9.5      15.2      19.7      20.3      21.1

Timber & Timberlands                   73.7    49.5     47.6      46.4      45.0      43.6      42.2      40.8      39.4
Other Timber Assets                     0.1    18.9     18.9      18.9      18.9      18.9      18.9      18.9      18.9
Other Assets Added                                      20.0      20.0      20.0      20.0      20.0      20.0      20.0
Timber Deeds                                            10.8       7.6       4.3       1.1       0.0       0.0       0.0
                                               ----    -----     -----     -----     -----     -----     -----     -----
Total Timber and
  Timberlands, net                     73.9    68.3     97.2      92.9      88.2      83.6      81.1      79.7      78.3
PP&E                                    0.0     0.1      0.1       0.1       0.1       0.1       0.1       0.1       0.1
Deferred Financing Fees                 0.8     0.5      3.0       2.7       2.4       2.1       1.8       1.5       1.2
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Total Assets                         83.853    77.5    113.8     100.7     100.1     101.0     102.6     101.6     100.7

Liabilities and
  Partners' Capital
Revolving Credit Facility               0.0     0.0      0.0       0.7       0.0       0.0       0.0       0.0       0.0
Long Term Debt,
  current portion                      13.5     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Accounts Payable                        0.1     1.2      1.7       1.7       1.7       1.7       1.7       1.7       1.7
Deferred Revenue                        5.5     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Total Current Liabilities              19.1     1.2      1.7       2.4       1.7       1.7       1.7       1.7       1.7

Long Term Debt                         46.5    52.8     75.0      95.0      95.0      95.0      95.0      95.0      95.0
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Total Liabilities                      65.6    54.0     76.7      97.4      96.7      96.7      96.7      96.7      96.7

Preferred Interest                     18.2    20.3     39.3      41.3      43.4      45.5      47.8      50.2      52.7
Common Interest                         0.0     0.8     (2.2)    (38.0)    (39.9)    (41.2)    (41.8)    (45.3)    (48.7)
                                     ------    ----    -----     -----     -----     -----     -----     -----     -----
Total Liabilities &
  Partners' Capital                    83.9    75.1    113.8     100.7     100.1     101.0     102.6     101.6     100.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
================================================================================

                                           -----------------------------------------------------------
                                                                   FYE 12/31
                                           -----------------------------------------------------------
                                           2001E    2002E   2003E    2004E    2005E    2006E    2007E
                                           -----    -----   -----    -----    -----    -----    -----
Net Income (Before Preferred Dividend)     ($2.1)   ($3.7)  ($1.6)   ($1.0)    $1.4    ($1.2)   ($1.0)

DD&A - Yakima                                3.5      6.4     6.9      6.9      3.2      2.0      2.0

(Inc.) / Dec. in Receivables                 0.0      0.0     0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other          0.0      0.0     0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                    0.5      0.0     0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred
  Revenues / Deposits                        0.0      0.0     0.0      0.0      0.0      0.0      0.0
                                            ----    -----    ----     ----     ----     ----     ----
Net Cash Provided by
  Operating Activities                      $1.9     $2.8    $5.3     $5.9     $4.6     $0.8     $0.9

Capital Expenditures:
Reforestation                               (0.3)    (0.3)   (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
  Roads                                     (0.1)    (0.1)   (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
  Other                                     (0.0)     0.0     0.0      0.0      0.0      0.0      0.0
  Total CapEx                               (0.4)    (0.4)   (0.2)    (0.1)    (0.1)    (0.1)    (0.1)
  Timber (Payment for asset
    transfers, incl. Camp 9)               (30.0)     0.0     0.0      0.0      0.0      0.0      0.0
Cash portion of Privatization                       (23.9)
Cash to Borrowing Base Reserve              (1.9)    (7.6)
                                            ----    -----    ----     ----     ----     ----     ----
Net Cash Used by
  Investing Activities                     (32.3)   (31.9)   (0.2)    (0.1)    (0.1)    (0.1)    (0.1)

Distributions                                0.0      0.0     0.0      0.0      0.0      0.0      0.0
Preferred Interest                          (0.5)    (2.0)   (2.1)    (2.2)    (2.3)    (2.4)    (2.5)
Draw-down (Repayment)
  on the Revolver                            0.0      0.7    (0.7)     0.0      0.0      0.0      0.0
Increase/(Decrease)
  of Long Term Debt                         22.2     20.0     0.0      0.0      0.0      0.0      0.0
Change in Preferred Interest                19.0      2.0     2.1      2.2      2.3      2.4      2.5
                                            ----    -----    ----     ----     ----     ----     ----
Net Cash Used by
  Financing Activities                      40.7     20.7    (0.7)     0.0      0.0      0.0      0.0

Beginning Case Balance                       0.4     10.8     2.4      6.8     12.5     17.0     17.6

Net Increase (Decrease) in Cash
  and Cash Equivalents                      10.4     (8.4)    4.4      5.7      4.4      0.7      0.8

Ending Cash Balance                         10.8      2.4     6.8     12.5     17.0     17.6     18.4

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                              --------------------

                              Discounted Cash Flow
                                    Analysis

                              --------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
================================================================================

o 9.0% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o A decrease of 5 MMBF in log sales per year (on an average harvest of approximately 134 MMBF throughout the forecast period) decreases the DCF value by $0.94 per unit

o A 5% change in Senior Management's price estimates results in a $1.42 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.42 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $0.95 per unit

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

Klamath Falls Discounted Cash Flow Matrix ($ in millions)
================================================================================

---------------------------------------------------------------------------------------
                                                                                             --------------------------------------
                                    Perpetuity Growth Rate                                       Normalized UFCF             $25.6
                                                                                                 Book Debt as of 9/30/01     222.8
              (0.5%)                  0.0%                 0.5%                 1.0%             Total Units Outstanding      12.9
          -----------------------------------------------------------------------------      --------------------------------------
Discount
  Rate        $104.6               $104.6               $104.6               $104.6              Present Value of Free Cash Flows
               173.3     62.4%      184.4    63.8%       197.0    65.3%       211.1     66.9%    Present Value of Perpetuity
             -------              -------              -------              -------
  8.5%        $277.9               $289.0               $301.5               $315.7              Net Enterprise Value
                55.2                 66.3                 78.8                 93.0              Net Equity Value
              $ 4.29                $5.15               $ 6.13               $ 7.23              Implied Price per Unit

                 8.9x                 9.4x                10.1x                10.8x             Implied Terminal EBITDDA Multiplier
                10.0x                10.4x                10.8x                11.4x             Multiple of LTM EBITDDA
                11.4x                11.9x                12.4x                13.0x             Multiple of 2001E EBITDDA

            -----------------------------------------------------------------------------------------------------------------------

              $103.0               $103.0               $103.0               $103.0              Present Value of Free Cash Flows
               159.7     60.8%      169.5    62.2%       180.3    63.7%       192.6     65.2%    Present Value of Perpetuity
             -------              -------              -------              -------
  9.0%        $262.7               $272.4               $283.3               $295.5              Net Enterprise Value
                40.0                 49.7                 60.6                 72.8              Net Equity Value
              $ 3.11                $3.86               $ 4.71               $ 5.66              Implied Price per Unit

                 8.4x                 8.9x                 9.5x                10.2x             Implied Terminal EBITDDA Multiplier
                 9.5x                 9.8x                10.2x                10.6x             Multiple of LTM EBITDDA
                10.8x                11.2x                11.6x                12.1x             Multiple of 2001E EBITDDA

            -----------------------------------------------------------------------------------------------------------------------

              $101.4               $101.4               $101.4               $101.4              Present Value of Free Cash Flows
               147.6     59.3%      156.2    60.6%       165.7    62.0%       176.3     63.5%    Present Value of Perpetuity
             -------              -------              -------              -------
  9.5%        $249.1               $257.6               $267.1               $277.7              Net Enterprise Value
                26.3                 34.9                 44.4                 55.0              Net Equity Value
              $ 2.05                $2.71               $ 3.45               $ 4.28              Implied Price per Unit

                 8.0x                 8.5x                9.0x                 9.6x              Implied Terminal EBITDDA Multiplier
                 9.0x                 9.3x                9.6x                10.0x              Multiple of LTM EBITDDA
                10.2x                10.6x               11.0x                11.4x              Multiple of 2001E EBITDDA

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

Klamath Unlevered Free Cash Flows ($ in millions)
================================================================================

                                          --------------------------------------------------
                                                               FYE 12/31
                                          --------------------------------------------------
                                            1998       1999       2000      2001E      2002E
                                          ------       ----       ----      -----      -----
EBIT                                       $16.3      $28.1      $15.9      ($6.0)      $5.4
Less: Business Reinvestment
  of Excess Cash                             0.0        0.0        0.0        0.0        0.0
                                           -----      -----      -----      -----       ----
Unlevered FCF EBIT                          16.3       28.1       15.9       (6.0)       5.4
Less: Imputed Taxes on Partnership
  Earnings @ 38.0%                           6.2       10.7        6.0       (2.3)       2.0
Plus: Depletion, Depreciation
  and Amortization                          21.9       23.3       28.8       30.4       21.3
Plus: Cost of Timber &
  Property Sales                             5.9        0.0        2.6        0.0        0.0
Less: Increase in Net
  Working Capital                            5.3        3.0       (0.8)       1.2        0.0
Less: Capital Expenditures                   0.6        1.0        2.3        1.4        1.4
Less: Proceeds from Sales                    0.0        0.0       (0.1)       0.0        0.0
                                           -----      -----      -----      -----       ----
Unlevered Free Cash Flow                    32.1       36.7       39.8       24.0       23.3

Normalized Unlevered Free                  -----
  Cash Flow (1998-2007)                    $25.6
                                           -----

                                          --------------------------------------------------
                                                               FYE 12/31
                                          --------------------------------------------------
                                           2003E      2004E     2005E      2006E      2007E
                                          ------      -----     -----      -----      -----
EBIT                                       $8.2       $6.8      $11.6      $15.4      $16.5
Less: Business Reinvestment
  of Excess Cash                            0.0        0.0        0.0        0.0        0.0
                                           ----       ----      -----      -----      -----
Unlevered FCF EBIT                          8.2        6.8       11.6       15.4       16.5
Less: Imputed Taxes on Partnership
  Earnings @ 38.0%                          3.1        2.6        4.4        5.9        6.3
Plus: Depletion, Depreciation
  and Amortization                         17.8       18.0       16.8       16.8       16.8
Plus: Cost of Timber &
  Property Sales                            0.0        0.0        0.0        0.0        0.0
Less: Increase in Net
  Working Capital                           0.0        0.0        0.0        0.0        0.0
Less: Capital Expenditures                  1.4        1.4        1.4        1.4        1.4
Less: Proceeds from Sales                   0.0        0.0        0.0        0.0        0.0
                                           ----       ----      -----      -----      -----
Unlevered Free Cash Flow                   21.5       20.8       22.6       24.9       25.6

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

Yakima Discounted Cash Flow Matrix ($ in millions)
================================================================================

          -----------------------------------------------------------------------------      --------------------------------------
                                                                                                 Normalized UFCF              $4.9
                                  Perpetuity Growth Rate                                         Net Debt as of 09/30/01      66.8
                                                                                                 Preferred as of 09/30/01     36.0
              (0.5%)              0.0%               0.5%                 1.0%                   Total Units Outstanding      12.9
          -----------------------------------------------------------------------------      --------------------------------------
Discount
  Rate       $34.4               $34.4              $34.4                $34.4                   Present Value of Free Cash Flows
              33.3     49.2%      35.5    50.8%      37.9      52.4%      40.6      54.2%        Present Value of Perpetuity
            ------              ------             ------               ------
  8.5%       $67.7               $69.8              $72.2                $75.0                   Net Enterprise Value
             (35.1)              (33.0)             (30.6)     0.42      (27.8)                  Net Equity Value
             (17.2)              (16.1)             (15.0)               (13.6)                  Net Equity Value x 49.0%
            ($1.34)             ($1.26)            ($1.16)              ($1.06)                  Net Equity Value per Share

               8.2x                8.7x               9.3x                 9.9x                  Implied Terminal EBITDDA Multiplier
               4.5x                4.6x               4.8x                 4.9x                  Multiple of 2000 EBITDDA
              11.5x               11.8x              12.2x                12.7x                  Multiple of 2001E EBITDDA

             $33.9               $33.9              $33.9                $33.9                   Present Value of Free Cash Flows
              30.7     47.5%      32.6    49.0%      34.7      50.6%      37.0      52.2%        Present Value of Perpetuity
            ------              ------             ------               ------
  9.0%       $64.6               $66.5              $68.6                $70.9                   Net Enterprise Value
             (38.2)              (36.3)             (34.2)               (31.9)                  Net Equity Value
             (18.7)              (17.8)             (16.8)               (15.6)                  Net Equity Value x 49.0%
            ($1.45)             ($1.38)            ($1.30)              ($1.21)                  Net Equity Value per Share

               7.7x                8.2x               8.7x                 9.3x                  Implied Terminal EBITDDA Multiplier
               4.3x                4.4x               4.5x                 4.7x                  Multiple of 2000 EBITDDA
              10.9x               11.3x              11.6x                12.0x                  Multiple of 2001E EBITDDA

             $33.4               $33.4              $33.4                $33.4                   Present Value of Free Cash Flows
              28.4     45.9%      30.0    47.3%      31.9      48.8%      33.9      50.4%        Present Value of Perpetuity
            ------              ------             ------               ------
  9.5%       $61.8               $63.5              $65.3                $67.3                   Net Enterprise Value
             (41.0)              (39.3)             (37.5)               (35.4)                  Net Equity Value
             (20.1)              (19.3)             (18.4)               (17.4)                  Net Equity Value x 49.0%
            ($1.56)             ($1.50)            ($1.43)              ($1.35)                  Net Equity Value per Share

               7.4x                7.8x               8.3x                 8.8x                  Implied Terminal EBITDDA Multiplier
               4.1x                4.2x               4.3x                 4.4x                  Multiple of 2000 EBITDDA
              10.5x               10.7x              11.1x                11.4x                  Multiple of 2001E EBITDDA

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

Yakima Unlevered Free Cash Flows ($ in millions)
================================================================================

                                            ----------------------------------------------------------
                                                                    FYE 12/31
                                            ----------------------------------------------------------
                                            2001E    2002E   2003E    2004E    2005E    2006E    2007E
                                            -----    -----   -----    -----    -----    -----    -----
EBIT                                        $2.4     $2.0    $4.6     $5.2     $7.5     $4.9     $5.0
Less: Imputed Taxes on
  Partnership Earnings @ 38.0%               0.9      0.7     1.7      2.0      2.8      1.8      1.9
Plus: Depletion, Depreciation
  and Amortization                           3.5      6.4     6.9      6.9      3.2      2.0      2.0
Less: Increase in Net
  Working Capital                           (0.5)     0.0     0.0      0.0      0.0      0.0      0.0
Less: Capital Expenditures
  (Yakima, Antelope, Yainax)                 0.4      0.4     0.2      0.1      0.1      0.1      0.1
                                            ----     ----    ----     ----     ----     ----     ----
Unlevered Free Cash Flow                    $5.1     $7.3    $9.5     $9.9     $7.7     $4.8      4.9

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                          ---------------------------

                          Cash Distribution Valuation
                                    Analysis

                          ----------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                            Cash Distribution Valuation Analysis

Distributions Discounted Cash Flow Matrix ($ in millions)
================================================================================

--------------------------------------------------------------------------------------       --------------------------------------
                          Perpetuity Growth Rate                                                 Normalized Dividend          $12.2

             (0.5%)                0.0%                0.5%                1.0%                  Common Units Outstanding       9.6
          -----------------------------------------------------------------------------      --------------------------------------
Discount
  Rate        $7.5                $7.5                $7.5                $7.5                   Present Value of Free Cash Flows
              82.7     91.7%      88.0    92.2%       94.0     92.6%     100.7     3.1%          Present Value of Perpetuity
             -----               -----              ------              ------
8.5%         $90.2               $95.5              $101.4              $108.2                   Net Equity Value

             $9.35               $9.89              $10.51              $11.21                   Implied Price per Unit


               5.9x                6.3x                6.7x                7.1x                  Multiple of 2000 EBITDDA
              15.3x               16.2x               17.2x               18.3x                  Multiple of 2001E EBITDDA

              $7.3                $7.3                $7.3                $7.3                   Present Value of Free Cash Flows
              76.2     91.3%      80.8    91.7%       86.0     92.2%      91.9     92.7%         Present Value of Perpetuity
             -----               -----               -----               -----
9.0%         $83.5               $88.1               $93.3               $99.1                   Net Equity Value

             $8.65               $9.13               $9.67              $10.27                   Implied Price per Unit


               5.5x                5.8x                6.1x                6.5x                  Multiple of 2000 EBITDDA
              14.1x               14.9x               15.8x               16.8x                  Multiple of 2001E EBITDDA


              $7.1                $7.1                $7.1                $7.1                   Present Value of Free Cash Flows
              70.4     90.9%      74.5    91.3%       79.0     91.8%      84.1     92.2%         Present Value of Perpetuity
             -----               -----               -----               -----
9.5%         $77.5               $81.6               $86.1               $91.2                   Net Equity Value
             $8.03               $8.46               $8.93               $9.45                   Implied Price per Unit

               5.1x                5.4x                5.7x                6.0x                  Multiple of 2000 EBITDDA
              13.1x               13.8x               14.6x               15.4x                  Multiple of 2001E EBITDDA

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                              --------------------

                              Comparable Companies

                              --------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                            Comparable Companies

Comparable Companies Analysis ($ in millions)
================================================================================

                                                                                 Adjusted Market Value as a multiple of
                                      % of      Market    Adjusted -----------------------------------------------------------------
                        Stock/Unit   52 Week   Value of    Market   LTM      2001E   2002E     LTM    2001E   2002E
    Company               Price       High      Equity     Value   EBITDDA  EBITDDA  EBITDDA   EBIT   EBIT    EBIT     Acres     MBF
---------------         ----------   --------  --------   -------- -------  -------  -------  -----   -----  ------    -----     ---
U.S. Timberlands          $2.02       23.4%     $26.0     $248.7    7.0x     10.2x     9.6x       NM      NM  53.5x     $371    $138

Crown Pacific
  Partners                $4.61       26.7%     140.7      859.1    9.9x     15.1x     9.9x    24.0x   42.9x  16.3x   $1,026    $187

Deltic Timber            $26.00       87.0%     309.5      418.3   14.8x     13.3x    13.2x    31.6x   24.0x  20.2x     $973

Plum Creek Timber        $28.05       93.5%   1,941.2    2,572.3   14.4x     15.3x    15.2x    19.2x   20.6x  20.3x     $804

Pope Resources           $15.46       60.6%      70.0      127.1   20.4x        NA       NA    32.5x      NA    NA    $1,072    $304

------------------------------------------------------------------------------------------------------------------------------------
Mean (excluding
   U.S. Timberlands)                                               14.9x     14.6x    12.8x    26.8x   29.2x  19.0x     $969    $245
------------------------------------------------------------------------------------------------------------------------------------

                                        2001 EBITDDA         2002 EBITDDA
                                        ------------         ------------
Selected Multiple Range                11.0x  -  13.0x      10.0x -  12.0x

Implied Enterprise Value              267.4   -  316.0     259.5  -  311.4

Less: Net Debt                        222.8   -  222.8     222.8  -  222.8

Implied Equity Value per Unit         $3.47   -  $7.25     $2.86  -  $6.90

----------
Note: Stock / Unit prices as of 11/9/01.current acreage (000s) and merchantable board feet (MBF) figures obtained from recent company filings and / or analyst reports.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                            Comparable Companies

================================================================================

o     U.S. Timberlands' unit price has fallen 63% from July 26 to November 19

o     Crown Pacific

      o     Share price has fallen 38% from July 26 to November 19

      o     Crown  Pacific  has  undertaken  a  strategy  to   restructure   its
            operations, preserve its core timber assets and reduce debt by divesting its non-core lumber assets

      o In August, Crown Pacific announced a strategic alliance with Louisiana Pacific involving the sale of a Crown sawmill and a long-term log supply commitment from Crown's 250,000 Idaho tree farm

      o     Company has suspended distribution payments

      o Forward EBITDDA estimates have been revised downward significantly (>30%) since July

o     Deltic Timber

      o     Share price has fallen 3% from July 26 to November 19

      o     Woodlands segment contributed 35% of total revenues in 2Q01

      o Woodlands revenues were down 11% vs. 2Q00 as lower sales of non-strategic timberlands and lower pricing more than offset higher timber harvest

      o Woodlands earnings were down 11% vs. 2Q00 although the segment still contributed 95% of total earning before corporate overhead

      o     Forward EBITDDA estimates have remained steady since July

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                            Comparable Companies

================================================================================

o     Plum Creek Timber

      o     Share price has risen 1% from July 26 to November 19

      o     Merger with The Timber Company closed on October 6

      o     Forward EBITDDA estimates have fallen slightly (<10%) since July

      o     Distribution of $2.28 per year deemed secure by equity analysts

o     Pope Resources

      o     Share price has fallen 18% from July 26 to November 19

      o     No recent equity research reports have been issued on Pope Resources

o     Klamath Falls

      o Total volume post-2001 is slightly higher in the October projections (<5% on average), although the mix is different: Deed sales constitute more than half of total volume in the 2001-2003 time period

      o     Delivered  log  prices  are  substantially   lower  in  the  October
            projections, ranging from 6% to 21% lower over the forecast period

      o Per MBF logging costs are 7% higher in the October projections However, total logging costs are much lower in the October projections because there are no logging costs associated with the deed sales

      o Klamath's cumulative 2001-2005 EBITDDA is $30 MM lower in the October projections Klamath's cumulative 2001-2005 unlevered free cash flow is $15 MM lower

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                            Comparable Companies

================================================================================

o     Yakima

      o Cumulative volume for the 2002-2005 period is almost twice as great in the October forecasts The inclusion of volumes from the Camp 6 properties accounts for most of this change

      o Per MBF logging costs are substantially higher in the October projections

      o Yakima's cumulative 2001-2005 EBITDDA is $18 MM (58%) higher in the October projections Yakima's cumulative 2001-2005 unlevered free cash flow is $15 MM (64%) higher

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                            -----------------------

                            Comparable Transactions
                                    Analysis

                            -----------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Comparable Transactions Analysis

Selected Comparable Asset Transactions ($ in millions)
================================================================================

  Date                                             Asset                    Transaction     Board                Acres
Announced     Target           Acquiror         Description                 Value ($MM)   Feet (MM)   $ / MBF  ('000)      $ / Acre
---------   ----------         --------         -----------                 -----------   ---------   -------  --------   ---------
10/23/01    Bowater            Wachovia        Southeast pine               $120.0                       NA     147         $816
10/23/01    Bowater            Hancock         Southeast pine               $110.0                       NA     117         $938
05/04/01    USTK               DR Johnson      Westside                       $0.9           6         $133       2         $572
05/04/01    USTK               Superior        Jackson                        $0.8           4         $194       1         $594
                                 Lumber
Current(1)  Fruit Growers      Auction         Timberlands in CA            $140.0       1,300         $108     370         $378
              Supply Co.         underway
05/29/01    USTK               USTY            Hager Mountain Tract           $3.5          15         $233                   NA
4/20/01     Pope               Plum Creek      Southwest Washington          $54.0         200         $270      45       $1,213
              Resources          Timber
03/30/01    USTY               USTK            Timber cutting rights          $4.5          17         $262                   NA
03/01/01    International      Rainer Timber   Timberlands in WA            $500.0                       NA     265       $1,887
              Paper
02/26/01    USTK               USTY            Horse Glade, Oregon            $4.0          24         $165      11         $358
02/26/01    USTK               USTY            Rodeo Butte, Oregon            $8.0          56         $142      20         $402
12/29/00    Yainax             USTY            Timberland in Central OR       $2.9          14         $207       8         $363
06/01/00    USTY               USTK            Timber cutting rights          $1.3           4         $310                   NA
12/01/99    The Timber         Hawthorne       Timberlands in CA            $397.0                       NA     194       $2,046
              Company            Timber Co.
10/04/99    USTK               USTY            Antelope Tract                $18.9          54         $349      54         $349
05/27/99    Boise Cascade      USTY            Central Washington            $60.0         480         $125      56       $1,071
05/28/97    Ochoco Lumber      USTK            Fee acres & cutting          $110.0         280         $393      45       $2,444
                                                 rights
07/20/96    Weyerhauser        USTK            Klamath Falls(2)             $283.5       1,900         $149     604         $469

                                               ---------------------------------------------------------------------------------
                                               Mean                                                    $217                 $927
                                               Median                                                  $201                 $594
                                               Weigthed Average Mean                                   $159                 $934
                                               ---------------------------------------------------------------------------------

                                               ---------------------------------------------------------------------------------
                                               Selected $ / MBF Multiples                     $140  -  $170
                                               Implied Enterprise Value                       262.5 - 318.8
                                               Less: Net Debt                                 222.8 - 222.8
                                               Implied Equity Value per Unit                  $3.09 - $7.47
                                               ---------------------------------------------------------------------------------

----------
(1) Not a completed transaction; based on the Company's bid in current auction.

(2)   Original acquisition that formed the core of the Company's assets.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                              -------------------

                              Appraisal Valuation

                              -------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                             Appraisal Valuation

Klamath Falls to Yakima Asset Transfers ($ in millions)
================================================================================

                                                Land Value
                             ---------------------------------------------------
                               Klamath                      Yakima
                             -----------     -----------------------------------
                                               70.0   Yakima Core (MBG 12/31/00)
                                               22.0   Antelope (MBG)
                                                2.9   Yainax (MBG)
                               ------         -----
Mason Bruce &
  Gerard appraisal (12/31/00)   325.0          94.9

                              Appraisal      Transfer
   Transfer                      Date          Date       Klamath      Yakima
--------------                ----------     --------    ---------    --------
Horse Glade                      2/01          2/01        (4.0)        4.0
Rodeo Butte                      2/01          2/01        (8.0)        8.0
Timber Rights                    3/01          3/01         4.5         0.0
Sprague                          5/01          5/01        (3.0)        3.0
Hager Mtn.                       5/01          5/01        (3.5)        3.5
Camp 9                           8/01          8/01       (12.0)       12.0
                                                          -----       -----
                                                          (26.0)       30.5

Post Transfer Value                                       299.0       125.4

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                             Appraisal Valuation

Appraisal Valuation Sensitivity
================================================================================

                                                   Land Value
                                                   Klamath            Yakima

Discounted Post Transfer Value                       299.0             125.4
Cash                                                   2.6               2.0
Net Working Capital (incl. restricted cash)           (7.3)              3.4
Preferred                                              0.0             (36.0)
Debt                                                (225.0)            (75.0)
                                                    ------            ------
Balance Sheet Adjustments                           (229.7)           (105.6)

--------------------------------------------------------------------------------
Net Value                                             69.3              19.8
--------------------------------------------------------------------------------

                                             Discount to Post Transfer Values
                                             --------------------------------
TIMBZ                                            10%       15%        20%
                                             ----------  -------   ----------
Klamath                    69.3      $5.39      $3.07     $1.90      $0.74
Yakima Preferred           36.0      $2.80      $2.80     $2.80      $2.80
Yakima @ 49%                9.7      $0.75      $0.28     $0.04     ($0.20)
                          115.0      $8.94      $6.14     $4.74      $3.34

Shares                   12.860

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                             Appraisal Valuation

Issues with Management's Valuation
================================================================================

Klamath

o     Appraisals for Klamath Falls completed as of December 31, 2000

o Senior Management has indicated that pricing has materially changed and has provided the quotes listed below

      o As a result, the MBG valuation may be of limited relevance; however, the extent of any valuation change is uncertain

o In addition, since the MBG appraisal several land holdings have been transferred to Yakima, the values of which have been deducted from Klamath's land value

      o     The  deductions  have  been  at  the  appraised   values  for  these
            transferred assets

      o Like the Klamath appraisal, these appraisals also may be less relevant in the current pricing environment

o To the extent prices have deviated materially, the best approach would be to generate a revised valuation

o To reflect the reduced prices, we have run sensitivities at land valuations at 10% - 20% off the original appraised values

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                             Appraisal Valuation

Issues with Management's Analysis
================================================================================

December 31 Klamath Valuation at Lower Current Value

o Senior Management has attempted to recreate the MBG 12/31/00 appraisal based on current prices; the Senior Management-developed appraisal is at $261 MM (versus $325 MM by MBG at 12/31/00)

o It is entirely unclear, however, whether MBG would in fact value Klamath at $261 MM or at a valuation closer to $325 MM

      o This is because a large part of the appraisal is based on application of a discount factor to an otherwise straightforward valuation (current price * MBF)

      o It is unclear by how much, if any, MBG would change the discount factor in the current price environment

o The appraisal also is meaningfully based upon a 50-year DCF - which assumes a steady (approximately 0.7%) appreciation to prices as of December 2000

      o Senior Management's revised valuation assumes the same approximately 0.7% appreciation, though off a materially lower set of prices

      o It is unclear whether MBG would leave its price appreciation assumptions unchanged, given the lower current prices and the general unusual conditions in the current economy

Deductions of Asset Transfers to Yakima

o Senior Management has deducted from its revised $261 MM appraisal for Klamath, the value of the land transferred to Yakima in February, March, May and August

      o However, Senior Management has not reduced the appraised values of these transfers in light of the current reduced price environment - thus, the deductions may be too high

Yakima

o     Senior Management's revision of Yakima's appraisal has the same issues

o Presumably, Yakima has an appraised value of at least $127 MM, otherwise Yakima would be in default on its DG/MBIA loan were it to draw $95 MM as indicated by Senior Management

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                               ------------------

                               Minority Close-out
                                    Analysis

                               ------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                        Analysis

Minority Close-out Analysis ($ in Millions)
================================================================================

  Date                                                                 Transaction  % Stock  Premium     Before   Announce.    %
Announced             Target                Acquiror                   Value ($MM)   1 Day   30 Days    60 Days   90 Days   Acquired
---------   ---------------------------     -----------                -----------  -------  -------    -------   --------  --------
12/29/00    Berlitz International           Benesse Corp.                $105.0         45%        9%       18%       8%      24.4%
10/27/00    Azurix Corp.                    Enron Corp.                   330.1        135%       91%        2%      12%      33.0%
09/21/00    Hertz Corp.                     Ford Motor Co.                706.5        105%      156%       94%      57%      18.5%
07/09/00    Life Technologies Inc(Dexter)   Invitrogen Corp               401.7         19%       21%       15%      19%      25.0%
04/24/00    Cherry Corp                     Investor Group*               144.0        103%       45%       76%     136%      48.9%
03/21/00    Travelers Property Casualty     Citigroup Inc               2,449.3         25%       26%       29%      18%      15.0%
03/17/00    Vastar Resources Inc            BP Amoco PLC                1,575.7         16%       55%       48%      42%      18.0%
03/14/00    Howmet International Inc        Alcoa Inc                     349.3         14%       14%       16%      48%      15.4%
02/22/00    IXnet Inc(IPC Information)      Global Crossing Ltd           876.9         18%       94%      214%     257%      27.0%
02/02/00    Thermo Instrument Systems Inc   Thermo Electron Corp          831.7         27%       75%       94%      75%      15.0%
01/31/00    Thermo BioAnalysis(Thermo)      Thermo Instrument
                                              Systems Inc                 167.9         51%       49%       62%      52%      16.0%
01/31/00    Thermedics(Thermo Electron)     Thermo Electron Corp          169.2         76%      106%       90%      73%      26.0%
01/19/00    Trigen Energy Corp              Elyo(Suez Lyonnaise
                                              des Eaux)                   159.2         38%       37%        4%      30%      47.3%
10/21/99    Student Loan Corporation        Citigroup Inc                 180.0         11%        2%       (1%)      9%      20.0%
04/01/99    Aqua Alliance Inc               Vivendi SA                    117.1         29%      158%       45%      55%      17.0%
03/24/99    Knoll Inc(Warburg, Pincus)      Warburg, Pincus
                                              Ventures Inc                490.8         84%       25%       (5%)     (4%)     40.0%
03/21/99    Spelling Entertainment Group    Viacom Inc(Natl
                                              Amusements)                 191.6          8%       47%       34%      36%      19.1%
10/27/98    Citizens Corp(Hanover Ins Co)   Allmerica Financial
                                              Corp                        212.4         21%       29%       22%       7%       18.0%
10/22/98    BA Merchant Svcs(BankAmerica)   Bank of America
                                              National Trust              339.4         47%       69%       11%       7%      32.8%
09/08/98    PEC Israel Economic Corp        Investor Group*               125.0         60%       45%       61%      55%      18.7%
04/30/98    Mycogen Corp(Dow AgroSciences)  Dow AgroSciences
                                              (Dow Chemical)              379.3         42%       49%       42%      46%      31.7%

03/27/98    Intl Specialty Prods            ISP Holdings Inc              324.5          4%       18%       20%      26%      16.0%
03/17/98    BET Holdings Inc                Investor Group*               462.3         16%       14%       18%      21%      42.0%
03/02/98    Coleman Co Inc                  Sunbeam Corp                  486.0         49%      122%      137%     103%      18.0%
01/22/98    BT Office Products Intl Inc     Koninklijke KNP BT NV         138.1         33%       45%       30%      62%      30.0%
09/18/97    Guaranty National Corp          Orion Capital Corp            117.2         11%       32%       47%      71%      22.7%
06/20/97    Wheelabrator Technologies Inc   Waste Management Inc          869.7         27%       25%       28%       8%      33.0%
06/02/97    Acordia Inc(Anthem Inc)         Anthem Inc                    193.2         13%       26%       23%      43%      33.2%
05/14/97    Enron Global Power & Pipelines  Enron Corp                    428.0         12%       23%       12%      26%      48.0%
02/25/97    Fina Inc                        Petrofina SA                  257.0         20%       16%       25%      13%      14.6%
02/20/97    NHP Inc(Apartment Investment)   Apartment Investment
                                              & Mgmt Co                   114.5         28%       22%       16%      16%      44.9%
01/28/97    Calgene Inc(Monsanto Co)        Monsanto Co                   242.6         62%       44%       62%      64%      43.7%
01/21/97    Mafco Consolidated Grp(Mafco)   Mafco Holdings Inc            116.8         24%       24%       26%      12%      15.0%
01/13/97    Zurich Reinsurance Centre       Zurich Versicherungs GmbH     319.0         17%       17%       20%      23%      34.0%
                                            ----------------------------------------------------------------------------------------
                                            Overall Median                            27.0%     32.4%     28.2%    26.5%      24.7%
                                            ----------------------------------------------------------------------------------------

----------
Note: Reflects transaction sizes between 4100 million and $3 billion since 1996 in which the acquiror owned more than 50% of the target prior to the transaction closed out the remaining stake.

*     Represents management buy-out.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                        Analysis

Minority Close-out Analysis
================================================================================

Applied to:                                      Days Before Date
----------------------------------     ---------------------------------------
                                        1 Day    30 Days   60 Days    90 Days
Pre-Announcement Price,
  11/8/01 ($2.30)                       $2.37     $2.70     $4.50     $5.59
First Special Committee Meeting,
  8/2/01 ($5.60)                        $5.55     $5.85     $5.54     $7.16
Announcement of Offer
  Terms, 5/10/01 ($6.92)                 7.00      7.98      7.78      7.69
Initial Announcement,
  11/2/01 ($8.50)                        6.44     10.50     10.13     10.00
--------------------------------------------------------------------------------
Relevant Premium                        27.0%     32.4%     28.2%     26.5%
--------------------------------------------------------------------------------

Applied to:
----------------------------------
Pre-Announcement Price,
  11/8/01 ($2.30)                       $3.01     $3.57     $5.77     $7.07
First Special Committee Meeting,
  8/2/01 ($5.60)                        $7.05     $7.74     $7.10     $9.06
Announcement of Offer Terms,
  5/10/01 ($6.92)                        8.89     10.56      9.97      9.72
Initial Announcement,
  11/2/01 ($8.50)                        8.18     13.90     12.98     12.65

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                                      ----

                                      WACC

                                      ----

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)
================================================================================

                              Projected     Adjusted           Market       Debt/
                               Levered       Market            Equity       Equity         Unlevered
Company                        Beta (1)      Value              Value        Ratio          Beta (2)
-------                       ---------     --------           ------       -------        ---------
----------------------------------------------------------------------------------------------------
U.S. Timberlands                0.34          $140.7            $26.0        441.8%          0.09
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Crown Pacific Partners          0.68           714.3(3)         242.4        194.7%          0.31

Deltic Timber                   0.51           444.3            327.6         35.6%          0.42

Fletcher Challenge Forests      0.78           533.2            339.2         57.2%          0.58

Plum Creek Timber               0.58         2,648.8          1,989.7         33.1%          0.48

Pope Resources                  0.28           143.8             85.4         68.5%          0.20

The Timber Company              0.73         3,601.1          2,980.1         20.8%          0.64
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Mean (excl. UST)                0.59        $1,347.6           $994.1         68.3%          0.44
Median (excl. UST)              0.63           623.8            333.4         46.4%          0.45
----------------------------------------------------------------------------------------------------

----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(2)   Unlevered  Beta = Projected  Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate).

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                            WACC

================================================================================

                             Projected                                                    Cost of       Weighted
                              Levered     Debt/      Debt/       Cost of     Cost of       Debt         Avg. Cost
Company                       Beta (2)    Capital    Equity      Equity      Debt(3)     After-tax     of Capital
-------                      ---------   --------   --------     -------     -------     ---------     ----------
-----------------------------------------------------------------------------------------------------------------
U.S. Timberlands               0.34        81.5%     441.8%       7.8%        19.9%        12.3%         11.5%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Crown Pacific Partners         0.68        66.1%     194.7%      10.4%        14.0%(4)      8.7%          9.3%

Deltic Timber                  0.51        26.3%      35.6%       8.8%         7.1%         4.4%          7.7%

Fletcher Challenge Forests     0.78        36.4%      57.2%      11.3%         9.2%         5.7%          9.2%

Plum Creek Timber              0.58        24.9%      33.1%       9.2%        11.1%         6.9%          8.6%

Pope Resources                 0.28        40.6%      68.5%       7.2%         9.7%         6.0%          6.7%

The Timber Company             0.73        17.2%      20.8%      10.4%         8.1%         5.0%          9.5%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Mean (excl. UST)               0.59        35.2%      68.3%       9.5%         9.9%         6.1%          8.5%
Median (excl. UST)             0.63        31.3%      46.4%       9.8%         9.4%         5.9%          8.9%
-----------------------------------------------------------------------------------------------------------------

Marginal Tax Rate   Risk Free Rate(5)  Equity Risk Premium(6)   Size Premium(7)
-----------------   -----------------  ----------------------   ---------------
      38.0%              4.31%               7.4%                  Mid-cap 1.0%
                                                                   Low-cap 1.5%
                                                                 Micro-cap 3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available.

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%).

(5)   10 year U.S. Treasury as of 11/09/01.

(6) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns.

(7) Size premiums are based on the following market capitalizations: Mid-cap ($840 million to $4,144 million), Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million).

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                                            WACC

================================================================================

Capital Structure          Cost of Equity                 Cost of Debt        Wtd. Avg.
------------------    ------------------------         -------------------    ---------
Debt/      Debt/      Relevered        Cost of         Before        After     Cost of
Capital    Equity       Beta(2)         Equity           Tax          Tax      Capital
-------    ------     ----------       --------        -------       -----    ----------
 0%          0%         0.25             6.2%           13.5%         8.4%       6.2%
10%         11%         0.27             6.3%           14.0%         8.7%       6.5%
20%         25%         0.29             6.4%           14.5%         9.0%       7.0%
30%         43%         0.32             6.7%           15.0%         9.3%       7.4%
40%         67%         0.35             6.9%           15.5%         9.6%       8.0%
50%        100%         0.41             7.3%           16.0%         9.9%       8.6%
60%        150%         0.48             7.9%           16.5%        10.2%       9.3%
70%        233%         0.61             8.8%           17.0%        10.5%      10.0%
80%        400%         0.87             10.7%          17.5%        10.9%      10.8%
90%        900%         1.65             16.5%          18.0%        11.2%      11.7%

Marginal Tax Rate               Risk Free Rate(3)         Market Risk Premium(4)
-----------------               -----------------         ----------------------
      38.0%                           4.31%                       10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate)).

(3)   10 year U.S. Treasury as of 10/22/01.

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------